Exhibit 2.1

Implementation Deed

Dated	2010

Prime Infrastructure Holdings Limited (ACN 100 364 234) (“PIHL”) Prime Infrastructure RE Limited (ACN 099 717 638) (“PIRE”) as responsible entity of the Prime Infrastructure Trust (ARSN 100 375 479) (“PIT”) and the Prime Infrastructure Trust 2 (ARSN 108 288 204) (“PIT2”) Brookfield Infrastructure Partners Limited (“BIPL”) as general partner of Brookfield Infrastructure Partners L.P. (“BIP”)

Mallesons Stephen Jaques

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.mallesons.com

Implementation Deed

Contents

1	Definitions and interpretation	3

1.1	Definitions	3
1.2	References to certain general terms	21
1.3	Next Business Day	22
1.4	Headings	22

2	Regulatory Approvals and other matters	22

2.1	Regulatory approvals	22
2.2	AET&D Disposition	23
2.3	BIP Replacement Facility	23
2.4	Distributions	25

3	Takeover Bid	25

3.1	Offer by BIP	25
3.2	Takeover Bid consideration	26
3.3	Ineligible Overseas Securityholders Sale Facility (Takeover Bid)	26
3.4	Conditions of the Offer	28
3.5	Brookfield Conditions	29
3.6	Recommendation and documentation of Takeover Bid	29
3.7	Compliance with the Timetable	30
3.8	Parties’ obligations	30

4	Schemes	30

4.1	Conditions Precedent	30
4.2	Prime to propose Schemes	33
4.3	Outline of Schemes	33
4.4	Relationship between the Company Scheme and the Trust Schemes	34
4.5	Scheme Consideration	34
4.6	Scheme Liquidity Facility and Ineligible Overseas Securityholders Sale Facility (Schemes)	34
4.7	Co-operation and timing in connection with the Schemes	38
4.8	BIP’s right to separate representation	38
4.9	Schemes implementation obligations of the parties	38
4.10	Scheme Booklet	39
4.11	Obligations of the Prime Board in respect of the Schemes	41
4.12	Court proceedings	42

5	Disclosure Documentation	43

5.1	Preparation	43
5.2	Distribution of responsibility for drafting information	43
5.3	Responsibility for information	44
5.4	Misleading or deceptive information	45
5.5	Verification	45

6	BIP Prospectus	45

6.1	Preparation	45
6.2	Lodgement	45

7	Public announcements	45

8	Conduct of business	46

8.1	No change in the conduct of business	46
8.2	Deeds of access, indemnity and insurance	46

9	Exclusivity	47

9.1	No existing discussions	47
9.2	No-shop	47
9.3	Notice of unsolicited approach	47
9.4	BIP opportunity to match	47
9.5	Legal advice	48

10	Provision of information	48

10.1	Parties’ provision of information to each another and to the Independent Expert and other third parties	48
10.2	Confidential Information	48

11	Warranties	49

11.1	BIP Warranties	49
11.2	BIP indemnity	51
11.3	Limitations	51
11.4	Prime Warranties	51
11.5	Prime indemnity	54
11.6	Limitations	54
11.7	Prime directors and officers	54
11.8	BIP directors and officers	54

12	Termination	55

12.1	Termination rights - mutual rights	55
12.2	Termination by BIP of the deed	56
12.3	Termination by Prime of the deed	56
12.4	Termination by Prime of a specific Transaction	57
12.5	Manner of termination	57
12.6	Effect of Termination	58
12.7	Damages	58

13	Notices	58

13.1	Form	58
13.2	Delivery	58
13.3	When effective	59
13.4	Receipt - post	59
13.5	Receipt - fax	59
13.6	Receipt - email	59
13.7	Receipt - general	59

14	PIRE limitation of liability	60

15	Goods and services tax (GST)	60

15.1	Consideration does not include GST	60
15.2	Recovery of GST	60
15.3	Time of payment	61
15.4	Adjustment of additional amount	61
15.5	Reimbursement	61
15.6	Survival	61

16	Stamp duty	61

17	Assignment	61

18	No partnership	62

19	Severability	62

20	Entire agreement	62

21	Counterparts	62

22	General	62

22.1	Discretion in exercising rights	62
22.2	Partial exercising of rights	62
22.3	No liability for loss	63
22.4	Approvals and consents	63
22.5	Conflict of interest	63
22.6	Remedies cumulative	63
22.7	Rights and obligations are unaffected	63
22.8	Variation and waiver	63
22.9	No merger	63
22.10	Indemnities	63
22.11	Further steps	63
22.12	Construction	64
22.13	Costs	64
22.14	Inconsistent law	64
22.15	Supervening legislation	64

23	Governing law	64

Implementation Deed

Details

Parties	PIHL, PIRE and BIP

PIHL	Name	Prime Infrastructure Holdings Limited

	ACN	100 364 234

	Address	Level 26, 135 King Street,
Sydney NSW 2000

	Telephone	+61 2 9692 2800

	Fax	+61 2 9692 2899

	Attention	Company Secretary

PIRE	Name	Prime Infrastructure RE Limited as responsible entity of the Prime Infrastructure Trust (ARSN 100 375 479)

Prime Infrastructure RE Limited as responsible entity of the Prime Infrastructure Trust 2 (ARSN 108 288 204)

	ACN	099 717 638

	Address	Level 26, 135 King Street,
Sydney NSW 2000

	Telephone	+61 2 9692 2800

	Fax	+61 2 9692 2899

	Attention	Company Secretary

BIP	Name	Brookfield Infrastructure Partners Limited as general partner of Brookfield Infrastructure Partners L.P.

	Address	Cannon’s Court, 22 Victoria Street, Hamilton,
HM 12, Bermuda

	Telephone	+1 441 296-4480

	Attention	Company Secretary of BIPL

Recitals	A	BIP proposes to acquire all of the Prime Stapled Securities on issue either by way of a Takeover Bid or Schemes to be carried out concurrently with one another.

	B	Prime and BIP have agreed to co-operate with each other in relation to the Takeover Bid and the Schemes on the terms of this deed.

Governing law	New South Wales

Date of deed	See Signing page

Implementation Deed

General terms

1                                      Definitions and interpretation

1.1                            Definitions

The following words have these meanings in this deed unless the contrary intention appears.

A-IFRS means the Australian equivalent of IFRS.

ACCC means the Australian Competition and Consumer Commission.

Advisers means, in relation to an entity, its legal and financial advisers.

AET&D Disposition means the in specie distribution by PIHL to the holders of PIHL Shares of shares in Prime AET&D 1.

Affiliate is given a meaning such that a person is an “affiliate” of another person, if one is directly or indirectly controlled by that other person or if both are directly or indirectly controlled by another person and, in respect of BIP, includes a partnership or other fund or account which is managed by BAM or any of its Subsidiaries; and for the purposes of this definition only “control” of a person means the right to (i) elect or appoint a majority of the directors (or persons or entities performing a similar function) of such person, (ii) the ability to otherwise exercise a majority of the voting rights in respect of that person, or (iii) the ability to otherwise control the management of such person whether by virtue of the terms of its constitutional documents, contractual rights, or otherwise; and “controlled” and “controlling” have a corresponding meaning.

Amount of the Consideration means:

(a)                               the amount of any payment in connection with a supply; and

(b)                               in relation to non-monetary consideration in connection with a supply, the GST exclusive market value of that consideration as reasonably determined by the supplier.

Announcement means the public announcement concerning the Transactions substantially in the form set out in Schedule 1.

Announcement Date is the date for the announcement by Prime and BIP of the Transactions set out in the Timetable.

Another Party means, in clause 12.1, where:

(a)                               the first mentioned “party” in that clause is PHIL or PIRE: BIP; or

(b)                               the first mentioned “party” in that clause is BIP: PHIL or PIRE.

ANZ Bank Guarantee Facility Agreement means the ANZ Bank Guarantee Facility Agreement dated 9 February 2010 between PIHL as Borrower and Australia and New Zealand Banking Group Limited as lender.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited or Australian Securities Exchange, as appropriate.

Authorised Officer means, in respect of a party, a director or secretary of the party or any other person appointed by a party to act as an Authorised Officer under this deed.

BAM means Brookfield Asset Management Inc.

Bidder’s Statement means the bidder’s statement (including the Offer) to be issued by BIP in respect of the Takeover Bid.

BILP means Brookfield Infrastructure L.P.

BIP means BIPL in its capacity as general partner of Brookfield Infrastructure Partners L.P. or, where appropriate, Brookfield Infrastructure Partners L.P.

BIPL means Brookfield Infrastructure Partners Limited, a Bermudan exempted limited company.

BIP Credit Facility means the Second Amended and Restated Credit Agreement dated as of 21 June 2010 executed by BIP and others, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement and Consent dated as of dated on or about the date of this deed executed by the same parties, in its form as at the date of this deed.

BIP Distribution Reinvestment Plan means the Distribution Reinvestment Plan in respect of BIP Interests in effect on the date of this deed pursuant to which holders of BIP Interests may reinvest distributions paid by BIP at a price per BIP Interest calculated by reference to the volume weighted average price of BIP Interests traded on the New York Stock Exchange during the 5 trading days immediately preceding the date the relevant distribution is paid by BIP.

BIP Interest means a limited partnership interest in Brookfield Infrastructure Partners L.P..

BIP Prospectus means a prospectus to be prepared in connection with the issue of BIP Interests by BIP to Prime Securityholders under the Schemes which complies with the provisions of the Corporations Act.

BIP Replacement Facility has the meaning given in clause 2.3.

Brookfield Prime Directors means the Prime Directors nominated for appointment to the Prime Board by BIP.

Brookfield Entity means, collectively, BIP and BAM and each of their Affiliates.

Brookfield Information means the information regarding, or prepared or provided by, BIP as is required to be included in the Scheme Booklet and the Target’s Statement under the Corporations Act, Corporations Regulations, ASIC Regulatory Guide 60 or 74 or 76, Guidance Note 15 or other applicable law, as applicable, or is so included, together with all information for which BIP is responsible pursuant to clauses 5.1 and 5.2 and all information contained in the Bidder’s Statement and BIP Prospectus other than the Prime Information and, if applicable, any investigating accountant’s report and any third party tax advice. For the avoidance of doubt, Brookfield Information does not include information about Prime (except to the extent it relates to any statement of intention relating to Prime following the Effective Date).

Brookfield Material Adverse Change means any event, change, matter, thing or condition (or, in the case of a pre-existing event, change, matter, thing or condition, any material worsening thereof) which has occurred or becomes known to Prime after the date of this deed and which (individually or when aggregated with all such events, changes, matters, things or conditions) had, or could reasonably be expected to have (whether now or in the future), a material adverse effect on the businesses, assets, liabilities, financial or trading position, profitability or prospects of BIP and its Controlled Entities (taken as a whole), other than:

(a)                               an event, occurrence or matter required to be done or procured by BIP and its Controlled Entities pursuant to this deed; or

(b)                               an event, occurrence or matter that was apparent or reasonably ascertainable by Prime or its Representatives from:

(i)                                   public announcements made by BIP or any of its Related Bodies Corporate to any stock exchange prior to the date of this deed; or

(ii)                                information disclosed in writing by BIP or its Representatives to Prime or its Representatives prior to the date of this deed.

Brookfield Prescribed Occurrence means (other than as required or contemplated by this deed) the occurrence of any of the following:

(a)                               BIP converts all or any of its partnership interests into a larger or smaller number of partnership interests;

(b)                               BIP or a Controlled Entity of BIP:

(i)                                   issues shares, units or partnership interests (as appropriate), other than in accordance with this deed;

(ii)                                grants an option over its shares, units or partnership interests (as appropriate); or

(iii)                             agrees to make such an issue or grant such an option,

in each case to a person other than BIP or another Controlled Entity of BIP (being a Controlled Entity which is wholly owned, directly or indirectly, by BIP or by the relevant issuer or grantor), except for any issue of BIP Interests that:

(iv)                            is the result of the redemption or conversion of any REU on issue as at the date of this deed; or

(iv)                            occurs under the BIP Distribution Reinvestment Plan; or

(v)                               is the result of any issue of BIP Interests (either on redemption or conversion of REUs or otherwise) made for the purpose of funding the Cash Contribution (as that expression is defined in clauses 3.3(c) and 4.6(c), as applicable), provided that for the purpose of this sub-paragraph (vi), the total number of BIP Interests shall not exceed the number, if any, of “Satisfied Liquidity Facility BIP Interests” plus the number, if any, of “Notional Foreign BIP Interests” (where those terms have the meaning given in clauses 3.3(c) and 4.6(c), as applicable, but where in the case of the “Notional Foreign BIP Interests”, if the “Cash Contribution Surplus” exceeds US$50,000,000, the “Cash Contribution Surplus” is treated for the purposes of this definition as being US$50,000,000 only and an additional number of BIP Interests as represents the surplus above US$50,000,000 divided by the Liquidity Price is added to calculate the number of “Notional Foreign BIP Interests” in this definition).

(c)                               BIP or a Controlled Entity of BIP:

(i)                                   issues securities or other instruments convertible into shares, units, partnership interests or debt securities; or

(ii)                                agrees to issue securities or other instruments convertible into shares, units, partnership interests or debt securities,

in each case to a person other than BIP or another Controlled Entity of BIP (being a Controlled Entity which is wholly owned, directly or indirectly, by BIP or by the relevant issuer), except for any issue of REUs that is made for the purpose of funding the Transactions (provided that the total number of BIP Interests into which such REUs are potentially convertible, plus any BIP Interests issued under paragraph (b)(v) above otherwise than on conversion of REUs, shall not exceed the maximum number of BIP Interest permitted to be issued under paragraph (b)(v) above);

(d)                               BIP adopts a new limited partnership agreement or other constitutional document or modifies or repeals any such document or a provision of it;

(e)                               BIP makes or declares, or announces an intention to make or declare, any distribution (whether by way of distribution, reduction of capital, contribution reduction (as defined in section 11 of the Limited Partnership Act 1883 of Bermuda) or otherwise and whether in cash or in specie or otherwise) excluding any distributions made by BIP in the ordinary course in accordance with guidance issued on or prior to the Announcement Date (and, in the case of guidance issued on the Announcement Date, made known to Prime before execution of this deed);

(f)                                 BIP disposes, or agrees to dispose, of the whole or a substantial part of BIP’s business, property or undertaking;

(g)                               BIP or a Controlled Entity of BIP becomes Insolvent, is dissolved, wound up or terminated which results, or is reasonably likely to result, in a Brookfield Material Adverse Change;

(h)                               another entity replaces BIPL as the general partner of BIP (except by another Brookfield Entity that is wholly-owned (directly or indirectly) by BAM);

(i)                                   the occurrence of any review event or event of default after the date of this deed under any third party loan to BIP or a Controlled Entity and the taking of any step by any lender thereunder to enforce the terms thereof and which results, or is reasonably likely to result, in a Brookfield Material Adverse Change;

(j)                                   BIP Interests cease to be quoted on both of the New York Stock Exchange and the Toronto Stock Exchange;

(k)                               BIP or a Controlled Entity of BIP creates, or agrees to create, any new Encumbrance over the whole of its business or property or over US$100 million in value of its property; or

(l)                                   BIP contravenes the Limited Partnership Act 1883 of Bermuda, the Partnership Act 1902 of Bermuda or the Exempted Partnerships Act 1992 of Bermuda, and in each case such contravention results in a Brookfield Material Adverse Change, provided that a Brookfield Prescribed Occurrence will not occur where:

(m)                           BIP has first consulted with Prime in relation to the event and Prime has (in its sole and absolute discretion) approved in writing the proposed event; or

(n)                               BIP or its Representatives have fairly, clearly and accurately disclosed the scope and extent of the occurrence of the relevant event to Prime prior to the date of this deed and the event, when it occurs, is materially the same in scope and extent as had been disclosed.

Brookfield Subscriber means BAM or any Affiliate designated by BAM.

Business Day means a day that is not a Saturday, Sunday, bank holiday or public holiday in Sydney, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Company Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between PIHL and the holders of PIHL Shares (other than BIP Bermuda Holdings IV Limited) under which each Scheme Participant’s PIHL Shares will be transferred to BIP substantially in the form of Schedule 3 together with any amendment or modification made pursuant to section 411(6) of the Corporations Act.

Company Scheme Meeting means the meeting of holders of PIHL Shares convened by order of the Court in relation to the Company Scheme pursuant to section 411(1) of the Corporations Act, and includes any adjournment of such meeting.

Competing Bid means any proposal or transaction (whether by way of takeover bid (other than the Takeover Bid), scheme of arrangement (other than the Schemes), holder approved acquisition, capital reduction or share or asset purchase) and that, if completed, would mean:

(a)                               a person other than a Brookfield Entity would acquire a Relevant Interest in Prime Stapled Securities of greater than 20% or obtain Control of Prime; or

(b)                               all or a material part of the business assets or undertaking of Prime, being more than 20% of Prime’s assets on a consolidated basis, is acquired by a person who is not a party to this deed.

Conditions means the conditions to the Offer which are described in Schedule 2.

Condition Precedent means each of the conditions precedent contained in Schedule 7.

Confidential Information has the meaning given in the Confidentiality Letter.

Confidentiality Letter means the letter titled ‘Confidentiality Undertaking’ dated 3 August 2010 between Prime and BIP and certain of their Related Bodies Corporate or Affiliates.

Control has the meaning given in section 50AA of the Corporations Act, except that for the purposes of this definition BIP is to be regarded as a legal entity.

Controlled Entity means, in relation to an entity, another entity which is a Subsidiary of it, or which is Controlled by it excluding in the case of Prime, Prime AET&D 1 and its Subsidiaries and Prime CSC Holdings Pty Ltd (ACN 116 955 232) and its Subsidiaries.

Conversion Event has the meaning given to that term in the SPARCS Trust Deed.

Corporate Facility Agent means Australia and New Zealand Banking Group Limited and any entity that replaces Australia and New Zealand Banking Group Limited as Corporate Facility Agent under and in accordance with the terms of the Corporate Facility Agreement.

Corporate Facility Agreement means the subscription agreement dated 24 December 2002 as most recently amended and restated on 23 November 2009 between, among others, Prime Infrastructure Finance Pty Limited (formerly BBI Finance Pty Limited), Prime Infrastructure Networks (New Zealand) Limited (formerly BBI Networks (New Zealand) Limited) and Prime Myria TC Pty Limited (formerly BBI Myria TC Pty Ltd) as trustee of BBI NGPL Trust as borrowers, each financier listed in schedule 1 of the agreement, the Corporate Facility Agent and the Security Trustee.

Corporations Act means the Corporations Act 2001 (Cwlth).

Corporations Regulations means the Corporations Regulations 2001 (Cwlth).

Court means a court of competent jurisdiction under the Corporations Act.

Deed of Common Provisions means the Deed of Common Provisions dated 30 November 2005 as most recently amended and restated on 23 November 2009 between, among others, Prime Infrastructure Finance Pty Limited (formerly BBI Finance Pty Limited), Prime Infrastructure Networks (New Zealand) Limited (formerly BBI Networks (New Zealand) Limited), PIHL (formerly Babcock & Brown Infrastructure Limited), PIRE (formerly Babcock & Brown Investor

Services Limited) as trustee of PIT (formerly Babcock & Brown Infrastructure Trust), the Head Agent and the Security Trustee.

Deed Poll means a deed poll substantially in the form of Annexure A to this deed.

Details means the section of this deed headed “Details”.

Disclosure Documentation means the Scheme Booklet (including the BIP Prospectus), the Target’s Statement and the Bidder’s Statement.

Drop Dead Date means the date falling 6 months after the date of this deed.

Duty means any stamp, transaction or registration duty or similar charge imposed by any Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

Effective, when used in relation to the Schemes, is all of the following events taking place:

(a)                               the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Company Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC; and

(b)                               the Trust Supplemental Deed Polls (Trust Schemes) taking effect pursuant to section 601GC(2) of the Corporations Act.

Effective Date means the date on which the Schemes become Effective.

Encumbrance means any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect.

End Date means 31 December 2010 or such later date as may be agreed between the parties, which date will not be any later than the Drop Dead Date.

Excluded Retail Holder means a Prime Securityholder:

(a)                               whose address as shown in the Register as at the Record Date is in the United States (or who BIP has reasonable grounds to believe is holding the Prime Securities for the benefit of a person whose address as at the Record Date is in the United States) but is not, in BIP’s opinion an institutional “Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act of 1933, as amended; or

(b)                               whose address as shown in the Register as at the Record Date is in the United Kingdom (or who BIP has reasonable grounds to believe is holding the Prime Securities for the benefit of a person whose address as at the Record Date is in the United Kingdom) but is not, in BIP’s opinion, a person (i) to whom securities could be offered in the United Kingdom without requiring the publication of a prospectus under the Prospectus Rules made by the UK Financial Services Authority; and (ii) falling within one of the exemptions set out in the United Kingdom’s Financial Services and Markets Act 2000 (Financial Promotion) Order

2005 such that a financial promotion could be sent to such a person without requiring to be approved by an authorized person under section 21 of the United Kingdom’s Financial Services and Markets Act 2000;

(c)                               whose address as shown in the Register as at the Record Date is in Hong Kong (or who BIP has reasonable grounds to believe is holding the Prime Securities for the benefit of a person whose address as at the Record Date is in Hong Kong) but is not, in BIP’s opinion, a professional investor for the purposes of the Securities and Futures Ordinance (Cap 571 of the Laws of Hong Kong), including under the Securities and Futures (Professional Investors) Rules; or

(d)                              who is regarded as a retail (or equivalent) securityholder under the laws of any country other than Australia, New Zealand, United States, Canada, United Kingdom or Hong Kong.

References to the ‘Record Date’ in the foregoing definition are to the Record Date, in the case of the Schemes, and to the time prior to the giving of consideration, in the case of the Takeover Bid.

Exclusivity Period means the period commencing on the date of this deed and ending on the Drop Dead Date.

Facilitation Deed means the deed of that name entered into by BILP and Prime and dated 20 November 2009.

FERC means the Federal Energy Regulatory Commission of the United States.

First Court Date means the first day on which an application made to the Court, in accordance with item 9 of Schedule 5, for orders under section 411(1) of the Corporations Act convening the Company Scheme Meeting to consider the Company Scheme is heard.

First Judicial Advice means confirmation from the Court under section 63 of the Trustee Act 1925 (NSW) that PIRE would be justified in convening the Trust Schemes Meetings and proceeding on the basis that amending the Trust Constitutions as set out in the Trust Supplemental Deed Polls (Trust Schemes) would be within the powers of alteration conferred by the Trust Constitutions and section 601GC of the Corporations Act.

Full Year Results means an entity’s financial results for the financial year ending on the last day of the financial year referred to.

Government Agency means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

GST means a goods and services or similar tax imposed in Australia.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

Guidance Note 15 means the document titled “Guidance Note 15: Listed Trusts and Managed Investment Scheme Mergers” issued by the Takeovers Panel.

Head Agent means Australia and New Zealand Banking Group Limited.

IFRS means the International Financial Reporting Standards.

Implementation Date means the date referred to in the Timetable as the Implementation Date, being the tenth Business Day following the Record Date in the case of the Schemes or such later date specified by BIP to Prime on not less than 3 Business Days’ notice, which date may not fall any later than the twentieth Business Day following the Second Court Date in the case of the Schemes.

Independent Expert means the independent expert to be engaged by Prime to prepare expert’s reports to be incorporated by reference into:

(a)                               the Target’s Statement; and

(b)                              the Scheme Booklet.

Ineligible Overseas Securityholder means a Prime Securityholder:

(a)                               whose address as shown in the Register:

(i)                                  as at the Record Date, in the case of the Schemes; or

(ii)                              prior to the giving of consideration, in the case of the Takeover Bid,

(as appropriate) is a place outside Australia and its external territories, New Zealand, Canada, the United States, United Kingdom, Hong Kong or any other jurisdiction determined by BIP and Prime; or

(b)                              who is an Excluded Retail Holder.

Ineligible Overseas Securityholders Sale Facility (Takeover Bid) is the sale facility referred to in clause 3.3.

Ineligible Overseas Securityholders Sale Facility (Schemes) is the sale facility referred to in clause 4.6.

Input Tax Credit has the meaning it has in the GST Act.

A person is Insolvent if:

(a)                               it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)                              it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to any part of its property; or

(c)                               it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this deed); or

(d)                              an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

(e)                               it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)                                it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this deed reasonably deduces it is so subject); or

(g)                               it is otherwise unable to pay its debts when they fall due; or

(h)                              something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction to which the person is subject.

Judicial Advice means the First Judicial Advice and the Second Judicial Advice.

Liquidity Price means US$17.02.

Listing Rules means the Listing Rules of ASX Limited.

Lodgement Date means the date BIP lodges the Bidder’s Statement with ASIC.

Losses means all claims, demands, damages, losses, costs, expenses and liabilities.

Material Contract means a contract or commitment requiring payments over the term of the contract in excess of A$50 million and under which a person does not have an unconditional right to terminate within 12 months without penalty.

Meeting Record Date means 7.00pm (Sydney time) the second Business Day before the date on which the Scheme Meetings are to be held.

Merged Entity is defined in clause 5.2(c).

NGPL Settlement means the Stipulation and Agreement (Settlement) with all interveners and the FERC staff submitted on June 11, 2010 and approved by the Administrative Law Judge and FERC.

Offer means each offer by BIP to acquire all of the Prime Stapled Securities held by each Prime Securityholder to be made by BIP to each Prime Securityholder under the Takeover Bid on terms consistent with this deed.

Offer Date means:

(a)                               the date the Bidder’s Statement is first despatched to Prime Securityholders in accordance with the Timetable; or

(b)                              such other date agreed on in writing by the parties.

Offer Period means the period during which the Offer is open for acceptance being, unless otherwise agreed by Prime, until a date which is not earlier than 8 Business Days after the Second Court Date (or, if Prime Securityholders fail to approve the Schemes at the Scheme Meeting by the requisite majorities, a date which is not earlier than 8 Business Days after the date of the Scheme Meetings).

Officers means, in relation to an entity, its directors, officers, and employees.

Payment Date means the day which is the fifth Business Day after the Implementation Date.

PIHL means Prime Infrastructure Holdings Limited (ACN 100 364 234).

PIHL Board means the board of directors of PIHL.

PIHL Director means a director of PIHL.

PIHL Constitution means the constitution of PIHL, as amended

PIHL Share means a fully paid ordinary share in PIHL.

PIT means Prime Infrastructure Trust (ARSN 100 375 479).

PIT Constitution means the trust deed that established PIT dated 29 April 2002, as amended.

PIT Unit means a fully paid ordinary unit in PIT.

PIT2 means Prime Infrastructure Trust 2 (ARSN 108 288 204).

PIT2 Constitution means the trust deed that established PIT2 dated 3 March 2004, as amended.

PIT2 Unit means a fully paid ordinary unit in PIT2.

Prime means together PIHL, PIT and PIT2 (acting through their responsible entity PIRE), or any of them as the context requires.

Prime AET&D 1 means Prime AET&D Holdings No.1 Pty Ltd (ACN 125 830 631).

Prime Board means the board of directors of PIRE (in its capacity as responsible entity of PIT and PIT2, or PIT, or PIT2, as applicable) and the PIHL Board.

Prime Constitutions means the PIHL Constitution, the PIT Constitution and the PIT2 Constitution, or any one or more of them, as the case may be.

Prime Director means a PIHL Director and/or director of PIRE.

Prime Group means PIHL, PIT and PIT2 and each of their respective Controlled Entities.

Prime Information means all information contained in the Scheme Booklet and the Target’s Statement other than the Brookfield Information, the BIP Prospectus, the Independent Expert’s report, any investigating accountant’s report and any third party tax advice, together with all information for which Prime is responsible pursuant to clauses 5.1 and 5.2 and the information prepared or provided by, Prime as is required to be included in the Bidder’s Statement and the BIP Prospectus or which is so included.

Prime Material Adverse Change means any event, change, matter, thing or condition (or, in the case of a pre-existing event, change, matter, thing or condition, any material worsening thereof) which has occurred or becomes known to BIP after the date of this deed and which (individually or when aggregated with all such events, changes, matters, things or conditions) had, or could reasonably be expected to have (whether now or in the future), a material adverse effect on the businesses, assets, liabilities, financial or trading position, profitability or prospects of Prime and its Controlled Entities (taken as a whole), other than:

(a)                               an event, occurrence or matter required to be done or procured by Prime pursuant to this deed; or

(b)                              an event, occurrence or matter that was apparent or reasonably ascertainable by BAM, BIP or their respective Representatives from:

(i)                                  public announcements made by Prime to any stock exchange prior to the date of this deed; or

(ii)                              information disclosed in writing by Prime or its Representatives to BAM, BIP or their respective Representatives prior to the date of this deed.

Prime Prescribed Occurrence means (other than as required or contemplated by this deed, including the AET&D Disposition), the occurrence of any of the following:

(a)                               any of PIHL, PIRE, PIT or PIT2 converts all or any of its shares or units into a larger or smaller number of shares or units;

(b)                              any of PIHL, PIRE, PIT or PIT2 resolves to reduce its capital in any way or reclassifies, combines, splits or redeems or repurchases directly or indirectly any of its issued securities or financial products;

(c)                               any of PIHL, PIRE, PIT or PIT2:

(i)                                  enters into a buy-back agreement or withdrawal offer; or

(ii)                              resolves to approve the terms of a buy-back agreement or withdrawal offer under the Corporations Act;

(d)                              any of PIHL, PIRE, PIT or PIT2 makes or declares, or announces an intention to make or declare, any distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie) excluding any distributions made by PIHL, PIRE, PIT or PIT2 in the ordinary course not exceeding 7.5 cents per Prime Stapled Security per quarter;

(e)                               any of PIHL, PIRE, PIT or PIT2 or any of their Subsidiaries:

(i)                                  issues shares or units (as appropriate), other than as a result of conversion of any SPARCS;

(ii)                              grants an option over its shares or units (as appropriate); or

(iii)                          agrees to make such an issue or grant such an option,

in each case to a person other than Prime or another Controlled Entity of Prime (being a Controlled Entity which is wholly owned, directly or indirectly, by Prime or by the relevant issuer or grantor);

(f)                                any of PIHL, PIRE, PIT or PIT2 or any of their Subsidiaries:

(i)                                  issues securities or other instruments convertible into shares, units or debt securities; or

(ii)                              agrees to issue securities or other instruments convertible into shares, units or debt securities,

in each case to a person other than Prime or another Controlled Entity of Prime (being a Controlled Entity which is wholly owned, directly or indirectly, by Prime or by the relevant issuer);

(g)                               any of PIHL, PIRE, PIT or PIT2 adopts a new constitution or modifies or repeals its constitution or a provision of it (other than pursuant to the amendments required for the implementation of the Trust Schemes);

(h)                              any of PIHL, PIRE, PIT or PIT2 or any of their Subsidiaries disposes, or agrees to dispose of the whole or a substantial part of the Prime Group’s business, property or undertaking;

(i)                                  any of PIHL, PIRE, PIT or PIT2 or any of their Subsidiaries:

(i)                                  acquires or disposes of;

(ii)                              agrees to acquire or dispose of; or

(iii)                          offers, proposes, announces a bid or tenders for,

any business, assets, entity or undertaking the value of which, individually or in the aggregate, exceeds A$50 million;

(j)                                  any of PIHL, PIRE, PIT or PIT2 or any of their Subsidiaries create, or agree to create, any new Encumbrance over the whole of its business or property or over A$50 million in value of its property;

(k)                              any of PIHL, PIRE, PIT or PIT2 enters into or agrees to enter into a Material Contract;

(l)                                  any of PIHL, PIRE, PIT or PIT2 or any of their Subsidiaries becomes Insolvent, are wound up or terminated which results, or is reasonably likely to result, in a Prime Material Adverse Change;

(m)                          either of PIHL or PIRE effects or facilitates the retirement, removal or replacement of PIRE as trustee or responsible entity of PIT or PIT2 or a meeting is convened in response to a notice (otherwise than a notice signed by or on behalf of a Brookfield Entity) received by PIRE requisitioning a meeting of Prime Securityholders to replace PIRE as the responsible entity of PIT or PIT2;

(n)                              either of PIHL or PIRE does or omits to do anything that could restrict PIRE’s right of indemnity from the Trust Property in respect of obligations incurred by PIRE under the documents to which it is a party;

(o)                              either of PIHL or PIRE effects or facilitates the termination of PIT or PIT2;

(p)                              either of PIHL or PIRE effects or facilitates the resettlement of the Trust Property;

(q)                              the occurrence of any review event or event of default after the date of this deed under any third party loan to any member of the Prime Group and the taking of any step by any lender thereunder to enforce the terms thereof and which results, or is reasonably likely to result, in a Prime Material Adverse Change; or

(r)                                 Prime ceases to be admitted to the official list of ASX,

provided that a Prime Prescribed Occurrence will not occur where:

(s)                                Prime has first consulted with BIP in relation to the event and BIP has (in its sole and absolute discretion) approved in writing the proposed event; or

(t)                                  Prime or its Representatives have fairly, clearly and accurately disclosed the scope and extent of the occurrence of the relevant event to BIP prior to the date of this deed and the event, when it occurs, is materially the same in scope and extent as had been disclosed.

Prime Securityholder means each person registered in the Register as a holder of Prime Stapled Securities.

Prime Stapled Security means a PIHL Share stapled to a PIT Unit and a PIT2 Unit, in accordance with the provisions of the Stapling Deed and the PIHL Constitution, the PIT Constitution and the PIT2 Constitution.

QIC means the Queensland Investment Corporation.

Recipient has the meaning given in the Confidentiality Letter.

Record Date means 5.00pm on the fifth Business Day following the Second Court Date or such other date as Prime and BIP agree.

Register means the securities register of Prime and Registry has a corresponding meaning.

Regulator’s Draft means the draft of the Scheme Booklet in a form acceptable to both parties which is provided to ASIC for approval pursuant to section 411(2) of the Corporations Act and to the ASX under Listing Rules 15.1, 15.1.1 and 15.1.7.

Regulatory Approval means any approval or ruling (binding or non binding) of a Regulatory Authority as may be necessary to enable a party to fulfill its obligations under this deed or which the parties agree should be obtained, including approvals or rulings of the Regulatory Authorities specified in Schedule 8.

Regulatory Authority includes:

(a)                               ASX or any other stock exchange on which the securities of any party are listed, ACCC or ASIC;

(b)                              a government or governmental, semi-governmental or judicial entity or authority;

(c)                               a minister, department, office, commission, delegate, instrumentality, agency, board, authority or organisation of any government;

(d)                              any regulatory organisation established under statute;

(e)                               the Foreign Investment Review Board of Australia;

(f)                                the Australian Taxation Office;

(g)                               the Overseas Investment Office of New Zealand;

(h)                              the European Competition Commission;

(i)                                  the Committee on Foreign Investment in the United States;

(j)                                  FERC; and

(k)                              the Federal Trade Commission and the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice of the United States.

Regulatory Guide 60 means “Regulatory Guide 60 (Schemes of arrangement)” issued by ASIC on 11 December 2009.

Regulatory Guide 74 means “Regulatory Guide 74 (Acquisitions agreed to by shareholders)” rebadged by ASIC as a regulatory guide on 5 July 2007.

Regulatory Guide 76 means “Regulatory Guide 76 (Related party transactions)” rebadged by ASIC as a regulatory guide on 5 July 2007.

Regulatory Review Period means the period from the date on which the Regulator’s Draft is submitted to ASIC to the date on which ASIC confirms that it does not intend to make any submissions at the Court hearing on the First Court Date or otherwise object to the Schemes.

Related Bodies Corporate has the meaning given in the Corporations Act except that the term “subsidiary” used in the Corporations Act shall have the meaning ascribed to “Subsidiary” in this document.

Relationship Deed means the deed of that name entered into by BILP and Prime and dated 20 November 2009.

Relevant Interest has the same meaning as given by sections 608 and 609 of the Corporations Act.

Representatives of a party include:

(a)                               Related Bodies Corporate of the party; and

(b)                              each of the Officers and Advisers of the party or any of its Related Bodies Corporate.

Required Notifications, Consents and Approvals has the meaning given in clause 11.4(d).

REUs means redeemable equity units that may be issued by BILP which, upon redemption, entitle the holder to receive the market price in cash, subject to BIP’s right to elect to acquire any REU in exchange for one BIP Interest rather than redeeming it for cash, provided that for the purposes of this deed (and in particular paragraphs (b) and (c) of the definition of “Brookfield Prescribed

Occurrence”) the total number of REUs to be issued after the date of this deed and prior to the Implementation Date, in the case of the Schemes, or the date on which consideration is paid, in the case of the Takeover Bid, shall not exceed the number, if any, of “Satisfied Liquidity Facility BIP Interests” plus the number, if any, of “Notional Foreign BIP Interests” (where those terms have the meanings given in clauses 3.3(c) and 4.6(c), as applicable, but where in the case of the “Notional Foreign BIP Interests”, if the “Cash Contribution Surplus” exceeds US$50,000,000, the “Cash Contribution Surplus” is treated for the purposes of this definition as being US$50,000,000 only and an additional number of BIP Interests as represents the surplus above US$50,000,000 divided by the Liquidity Price is added to calculate the number of “Notional Foreign BIP Interests” in this definition).

Sales Facilities Relief means the relief from ASIC referred to in Schedule 8 to the extent that it is being sought to enable BIP to offer under the Takeover Bid the Ineligible Overseas Securityholders Sale Facility (Takeover Bid).

Scheme Liquidity Facility is the facility referred to in clause 4.6.

Schemes means the Company Scheme and the Trust Schemes.

Scheme Booklet means, in respect of the Schemes, the information booklet to be approved by the Court and despatched to Prime Securityholders which will:

(a)                               include the Company Scheme, an explanatory statement complying with the requirements of the Corporations Act and notice(s) of meeting and proxy form(s);

(b)                              include the notices of meeting to be prepared by PIRE for the Trust Schemes Meetings;

(c)                               include the BIP Prospectus;

(d)                              include a description of BIP’s obligation to provide to Prime the BIP Replacement Facility (provided that Prime complies with its obligations under item 19 of Schedule 5); and

(e)                               comply with the Corporations Act, Corporations Regulations, ASIC Regulatory Guides 60, 74 and 76, Guidance Note 15, the Listing Rules and any other applicable law.

Scheme Meetings means the Company Scheme Meeting and the Trust Schemes Meetings.

Scheme Participants means each person who is a Prime Securityholder at the Record Date, excluding BIP Bermuda Holdings IV Limited.

Scheme VWAP means the volume weighted average price of BIP Interests:

(a)                               traded on the New York Stock Exchange during the period of 20 trading days commencing on a date to be specified by BIP to Prime before the beginning of the period but which will be no later than the day falling 5 trading days prior to the Second Court Date; and

(b)                              which is calculated by BIP.

Second Court Date means the day on which the Court:

(a)                               makes an order pursuant to section 411(4)(b) of the Corporations Act approving the Company Scheme; or

(b)                              declines to approve the Company Scheme as the requisite voting approval was not received, or otherwise.

Second Judicial Advice means confirmation from the Court under section 63 of the Trustee Act 1925 (NSW) that PIRE would be justified in acting upon the Trust Scheme Resolutions in doing all things and taking all necessary steps to put the Trust Schemes into effect.

Security Trustee means BNY Trust Company of Australia Limited (formerly J.P. Morgan Trust Australia Limited).

SPARCS means Subordinated Prime Adjusting Reset Convertible Securities issued by Prime Infrastructure Networks (New Zealand) Limited during 2004.

SPARCS Trust means the trust constituted under the SPARCS Trust Deed.

SPARCS Trustee means the trustee of the SPARCS Trust.

SPARCS Trust Deed means the trust deed dated 7 September 2004, as amended.

Standard Facility means a sale facility of the kind envisaged by section 619(3) of the Act, without any modification or exemption.

Stapling Deed means the stapling deed between PIHL and PIRE as responsible entity of PIT and PIT2 dated 20 November 2009.

Steps Plan means the document entitled ‘Brookfield Infrastructure Partners LP - Project Wizard II - Step Plan]’ prepared by BIP with input from Prime and which is dated 21 August 2010 and initialled by the parties.

Subsidiary in relation to an entity, has the meaning given to that term in the Corporations Act but so that:

(a)                               an entity will also be deemed to be a “Subsidiary” of an entity if that entity is required by the accounting standards to be consolidated with that entity;

(b)                              a trust may be a “Subsidiary”, for the purposes of which any units or other beneficial interests will be deemed shares;

(c)                               a corporation or trust may be a “Subsidiary” of a trust if it would have been a Subsidiary if that trust were a corporation; or

(d)                              in the case of Prime, Prime AET&D 1 and its Subsidiaries, and Prime CSC Holdings Pty Ltd (ACN 116 955 232) and its Subsidiaries, are excluded.

Superior Proposal means a publicly announced Competing Bid that was not solicited, invited, facilitated, encouraged or initiated by Prime or any of its Related Bodies Corporate or any of its Controlled Entities or any of their respective Representatives, which all of the Prime Directors (excluding the Brookfield Prime Directors), in good faith and acting reasonably, after consultation with Prime’s financial adviser and after receiving advice from reputable external counsel, determine is:

(a)                               reasonably capable of being completed taking into account all aspects of the Competing Bid; and

(b)                              more favourable to Prime Securityholders, taken as a whole, than the Transaction, taking into account all terms and conditions of the Competing Bid,

such that the Prime Directors would not satisfy what they consider to be their fiduciary and statutory duties were they to continue to recommend the Transaction instead of the Competing Bid.

Takeover Bid means the off-market takeover bid for all of each Prime Securityholder’s Prime Stapled Securities which contains no minimum acceptance requirement to be implemented in compliance with Chapter 6 of the Corporations Act.

Takeover Bid VWAP means the volume weighted average price of BIP Interests:

(a)                               traded on the New York Stock Exchange during the period of 20 trading days ending on the closing date of the Offer; and

(b)                              which is calculated by BIP.

Target’s Statement means the target’s statement to be issued by Prime in respect of the Takeover Bid.

Tax Invoice has the meaning it has in the GST Act.

Timetable means the timetable for implementation of the Takeover Bid and the Schemes attached as Schedule 4.

Transactions means, collectively, the Schemes and the Takeover Bid or any one or more of them as the context requires.

Trust Constitutions means the PIT Constitution and the PIT2 Constitution or either one of them, as the context requires.

Trust Property means all of the scheme property of PIT and PIT2, including all PIRE’s rights, property and undertaking which are the subject of PIT and PIT2:

(a)                               of whatever kind and wherever situated; and

(b)                              whether present or future.

Trust Schemes means the arrangements, in accordance with Guidance Note 15, under which BIP acquires all of the PIT Units and PIT2 Units from each of the Prime Securityholders (other than from BIP Bermuda Holdings IV Limited) facilitated by amendments to the Trust Constitutions as set out in the Trust Supplemental Deed Polls (Trust Schemes), subject to the requisite PIT and PIT2 members’ approvals.

Trust Schemes Meetings means the meetings of Prime Securityholders convened pursuant to clause 17.1 of the PIT Constitution and clause 17.1 of the

PIT2 Constitution respectively to consider the Trust Schemes Resolutions, and includes any adjournment of that meeting.

Trust Schemes Resolutions means the resolutions of Prime Securityholders to approve the Trust Schemes including a resolution for the purposes of section 601GC(1) of the Corporations Act to approve amendments to the PIT Constitution and the PIT 2 Constitution as set out in the Trust Supplemental Deed Polls (Trust Schemes) and a resolution for the purposes of Item 7 of Section 611 of the Corporations Act.

Trust Supplemental Deed Polls (Trust Schemes) means deed polls under which PIRE will amend the Trust Constitutions, substantially in the form contained in Annexure B.

Unconditional means free of all of the Conditions because the Conditions have each been satisfied or waived in accordance with the terms of the Offer.

VWAP means the volume weighted average price of the BIP Interests during the specified period excluding the effect of “special crossings”, any crossings prior to commencement of normal trading or during the after hours adjust phase, any overseas trades or the exercise of any options over BIP Interests.

1.2                            References to certain general terms

Unless the contrary intention appears, a reference in this deed to:

(a)                               (variations or replacement) unless otherwise specified, a document (including this deed) includes any variation or replacement of it;

(b)                              (clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this deed;

(c)                               (reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)                              (law) law means common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(e)                               (singular includes plural) the singular includes the plural and vice versa;

(f)                                (person) the word “person” includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association (including a trust), or any Regulatory Authority;

(g)                               (executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)                              (two or more persons) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(i)                                  (jointly and individually) an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(j)                                  (reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(k)                              (Australian currency) Australian dollars, A$ or $ is a reference to the lawful currency of Australia;

(l)                                  (United States currency) US dollars or US$ is a reference to the lawful currency of the United States of America;

(m)                          (calculation of time) a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(n)                              (reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(o)                              (accounting terms) an accounting term is a reference to that term as it is used in accounting standards under the Corporations Act, or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(p)                              (meaning not limited) the words “including”, “for example” or “such as” when introducing an example, does not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(q)                              (time of day) time is a reference to Sydney time.

1.3                            Next Business Day

If an event under this deed must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

1.4                            Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

2                                      Regulatory Approvals and other matters

2.1                            Regulatory approvals

(a)                               Each party:

(i)                                  (Regulatory Approvals) must promptly apply for all relevant Regulatory Approvals from the Regulatory Authorities set out in, and in accordance with the responsibility noted in the second column of, Schedule 8 and take all steps it is responsible for as part of that process, including responding to requests for information at the earliest practicable time;

(ii)                              (representation) where applicable, has the right to be represented and make submissions at any proposed meeting with any Regulatory Authority relating to any Regulatory Approval; and

(iii)                          (consultation) must consult with the other parties in advance in relation to all communications (whether written or oral, and whether direct or via a Representative) with any Regulatory Authority relating to any Regulatory Approval (“Communications”) and, without limitation, must:

(A)                           provide the other party with drafts of any material written Communications to be sent to a Regulatory Authority and make such amendments as the other parties reasonably require; and

(B)                            provide copies of any material written Communications sent to or received from a Regulatory Authority to the other parties promptly upon despatch or receipt (as the case may be), in each case to the extent it is reasonable to do so.

(b)                              A Regulatory Approval will be regarded as having been obtained notwithstanding that a condition or conditions may have been attached to that Regulatory Approval if that condition is satisfactory to BIP and Prime, each acting reasonably.

2.2                            AET&D Disposition

(a)                               The parties acknowledge that Prime intends to effect the AET&D Disposition.

(b)                              Subject to receiving the consent of the Head Agent under the Deed of Common Provisions and any release of security from the Security Trustee, Prime covenants to effect the AET&D Disposition, substantially in the manner described to BIP prior to the date of this deed, as soon as possible after the date of this deed and by no later than the date falling 4 weeks before the Implementation Date of the Schemes or October 31, 2010, whichever is the sooner or such other date as the parties may agree.

2.3                            BIP Replacement Facility

BIP must provide to Prime, or must procure that another Brookfield Entity or third party (BIP or that other Brookfield Entity or third party, the “BIP Lender”) provides to Prime, by no later than the date Offers are despatched to Prime Securityholders (or such other date as is agreed between Prime and BIP, each acting reasonably), a committed facility (“BIP Replacement Facility”) pursuant to executed documentation under which it agrees to advance to Prime (on receipt of a drawdown notice or notices and subject to any drawdown conditions contained in the BIP Replacement Facility) an amount which is no less than A$250,000,000 and no more than A$300,000,000, either (at BIP’s option):

(a)                               in whole, by way of substitution under the Corporate Facility Agreement (with any amendments agreed between the parties, acting reasonably); or

(b)                              in whole, under a new facility which will replace and refinance the facility provided under the Corporate Facility Agreement and is to be on arms’ length terms acceptable to each of Prime and BIP, each acting reasonably, which terms must (subject to clauses 2.3(c) and (f) below) be on substantially the same terms as those of the Corporate Facility Agreement other than the inclusion of a reasonable margin to be agreed between Prime and BIP, and any other amendments agreed between the parties, acting reasonably, provided that:

(c)                               simultaneously with execution of the documentation for the BIP Replacement Facility, Prime must covenant in favour of the BIP Lender and/or another Brookfield Entity nominated by the BIP Lender (Nominated Entity):

(i)                                  to comply with certain restrictions that a “Restricted Subsidiary” (as defined in the BIP Credit Facility) is required to comply with under the BIP Credit Facility which Prime and the BIP Lender (and/or the Nominated Entity) agree that Prime is required to undertake to comply with for so long as Prime is provided the BIP Replacement Facility (the Agreed Restriction Provisions); and

(ii)                              not to do, or omit to do, anything that would cause any Brookfield Entity to be in breach of the BIP Credit Facility,

in each case provided that, where if and to the extent compliance by Prime or its subsidiaries with clause 2.3(c)(i) or clause 2.3(c)(ii) would constitute a breach of any provision of the Deed of Common Provisions, then the provision in the Deed of Common Provisions will prevail to the extent of the inconsistency such that none of Prime or its subsidiaries will be required to comply with or to undertake to comply (or for its subsidiaries to comply) with the relevant restriction, or the covenant in clause 2.3(c)(ii) above (as the case may be), or to do anything which would cause Prime or any of its subsidiaries to be in breach of the Deed of Common Provisions (provided that in determining the Agreed Restriction Provisions, the parties agree that they must consult with one another so far as reasonably practicable to avoid the occurrence of any such breach or inconsistency); and

(d)                              if either Prime or BIP anticipates that a breach or inconsistency referred to in clause 2.3(c) may arise, that party will notify the other and Prime and BIP will consult with each other with a view to Prime taking whatever action is reasonably available to it to avoid the occurrence of the breach or inconsistency; and

(e)                               ASX has granted Prime a waiver from Listing Rule 10.1 in respect of the grant of security in favour of BIP (or any other Brookfield Entity); and

(f)                                simultaneously with execution of the documentation for the BIP Replacement Facility but subject to the provisos in clauses 2.3(c)(i) and 2.3(c)(ii) above, the provisions in the Deed of Common Provisions which apply to Prime will be amended to replicate the Agreed Restriction Provisions to the extent necessary to comply with the “most favoured nations provision” in clause 2.4 (Terms of Finance Documents) of the Deed of Common Provisions.

The parties agree to negotiate in good faith to finalise the terms of the BIP Replacement Facility in accordance with the requirements in this clause.

2.4                            Distributions

BIP and Prime may each continue to make distributions in the ordinary course and:

(a)                               in BIP’s case, in accordance with guidance issued on or prior to the Announcement Date (and, in the case of guidance issued on the Announcement Date, made known to Prime before execution of this deed); and

(b)                              in Prime’s case, not exceeding 7.5 cents per Prime Stapled Security per quarter,

provided that if the Schemes become Effective, the parties agree that:

(c)                               the Schemes will be implemented in a manner such that Prime Securityholders will receive the Prime distribution and not the BIP distribution in respect of the quarter ended 30 September 2010; and

(d)                              if the Schemes are not implemented on or before the record date for a distribution for any subsequent quarter, the Schemes will be implemented such that Prime Securityholders will receive the Prime distribution and not the BIP distribution for that subsequent quarter, or if the Schemes do not become Effective and the Offer becomes unconditional, similar principles will apply.

3                                      Takeover Bid

3.1                            Offer by BIP

(a)                               BIP must, by no later than the Offer Date, and in any event as soon as reasonably practicable after the Announcement Date, make Offers to all Prime Securityholders for all of the Prime Stapled Securities held by each of them on the terms of this deed and otherwise in accordance with all applicable provisions of the Corporations Act.

(b)                              It will be a term of the Offer, in respect of acceptances delivered by a Prime Securityholder by the Meeting Record Date, that, unless BIP otherwise agrees, a Prime Securityholder’s acceptance of the Offer will not be treated as a valid acceptance if that Prime Securityholder does not also provide a proxy in favour of the chairman of the Scheme Meetings either (at the Prime Securityholder’s discretion) directing the chairman to cast all of the Prime Securityholder’s votes in favour of the Schemes at the relevant meetings or directing him to cast all of the Prime Securityholder’s votes at the chairman’s discretion at the relevant meetings.

3.2                            Takeover Bid consideration

(a)                               If the Offer becomes Unconditional, the Prime Securityholders, other than Ineligible Overseas Securityholders, will be entitled to receive as the consideration offered by BIP under the Takeover Bid, 0.24 BIP Interests for every one Prime Stapled Security.

(b)                              Ineligible Overseas Securityholders will not be entitled under the Takeover Bid to receive BIP Interests for their Prime Stapled Securities and, if the Offer becomes Unconditional and:

(i)                                  the Sales Facilities Relief has been obtained in full, will receive cash for their Prime Stapled Securities in accordance with the provisions of clause 3.3; or

(ii)                              the Sales Facilities Relief has not been obtained in full (or if ASIC does not grant the Sales Facilities Relief and BIP in its absolute discretion waives the Condition which requires this relief be obtained) will receive cash for their Prime Stapled Securities under a Standard Facility in accordance with section 619(3) of the Corporations Act.

(c)                               Any entitlement to a fraction of a BIP Interest will:

(i)                                  where the entitlement is to half a BIP Interest or more, be rounded up to the nearest whole number; and

(ii)                              where the entitlement is to less than half a BIP Interest, be rounded down to the nearest whole number.

3.3                            Ineligible Overseas Securityholders Sale Facility (Takeover Bid)

(a)                               BIP must appoint a nominee acceptable to Prime (acting reasonably) and ASIC for:

(i)                                  Ineligible Overseas Securityholders:

(A)                           if clause 3.2(b)(i) applies, for the purposes of the Ineligible Overseas Securityholders Sale Facility (Takeover Bid); and

(B)                            if clause 3.2(b)(ii) applies, for the purposes of the Standard Facility to be implemented by BIP,

(“Takeover Bid Sales Nominee”).

(b)                              BIP may cause the Takeover Bid Sales Nominee to appoint a broker or brokers in New York for the purpose of selling BIP Interests pursuant to:

(i)                                  if clause 3.2(b)(i) applies, the Ineligible Overseas Securityholders Sale Facility (Takeover Bid);

(ii)                              if clause 3.2(b)(ii) applies, the Standard Facility established by BIP,

and may also appoint a depository institution or custodian for the purposes of receiving the cash proceeds referred to in clause 3.3(c)(ii)(F) (in this clause 3, the “Depository”).

(c)                               If the Offer becomes Unconditional, and the Sales Facilities Relief has been obtained in full (or the application for the Sales Facilities Relief having otherwise been fully withdrawn by BIP in its absolute discretion), BIP must:

(i)                                  procure or otherwise ensure that BIP receives capital of at least US$100,000,000 and not exceeding US$300,000,000 (in this clause 3, the “Cash Contribution”);

(ii)                              as soon as reasonably practicable after the close of the Offer, and in the following order:

(A)                           calculate the Takeover Bid VWAP;

(B)                            calculate the number of notional BIP Interests for Ineligible Overseas Securityholders which will notionally be satisfied by the Cash Contribution by dividing the Cash Contribution by the Takeover Bid VWAP (in this clause 3, “Notional Foreign BIP Interests”);

(C)                            calculate the aggregate number of BIP Interests which Ineligible Overseas Securityholders accepting the Takeover Bid would have received if they were entitled to receive BIP Interests under the terms of the Takeover Bid (in this clause 3, the “Foreign BIP Interests”) and deduct from that number the Notional Foreign Bid Interests (with the balance, if any, being the “Residual BIP Interests”, for the purposes of this clause 3);

(D)                           issue the Residual BIP Interests, if any, to the Takeover Bid Sales Nominee for sale on-market on the New York Stock Exchange in the same manner undertaken in a Standard Facility (in this clause 3, “Residual Sale”);

(E)                             if there are any Residual BIP Interests, procure the Takeover Bid Sales Nominee to conduct the Residual Sale;

(F)                              pay to the Depository or the Takeover Bid Sales Nominee the lesser of:

(aa)                        the Cash Contribution; and

(ab)                       the value of the Foreign BIP Interests multiplied by the Takeover Bid VWAP,

with a direction that the amount be paid to the Ineligible Overseas Securityholders in accordance with the terms of the Offer (and consistently with the provisions below). Receipt by the Takeover Bid Sales Nominee (or, if applicable, the Depository) of the Cash Contribution (or part thereof, as applicable), and the issue of the Residual BIP Interests, if any, to the Takeover Bid Sales Nominee, will constitute a complete discharge of BIP’s obligations to procure that BIP provides consideration to the Ineligible Overseas Securityholders;

(G)                           procure the Takeover Bid Sales Nominee and, if applicable, the Depository to aggregate the Cash Contribution (or that part of the Cash Contribution received from BIP pursuant to clause 3.3(c)(ii)(F)(aa)) with the cash proceeds (net of expenses) of the Residual Sale (and if applicable, procure the Depository to transfer any of those monies to the Takeover Bid Sales Nominee) (in this clause 3, the “Total Cash Amount”); and

(H)                           procure that the Takeover Bid Sales Nominee converts the Total Cash Amount to Australian currency at the prevailing spot rate and distributes to each of the Ineligible Overseas Securityholders their pro rata entitlement to the Total Cash Amount.

(d)                              If the Offer becomes Unconditional, BIP must issue the BIP Interests required to be issued:

(i)                                  to Prime Securityholders accepting the Offer under clause 3.2(a); or

(ii)                              to the Takeover Bid Sales Nominee.

(e)                               The terms of the Offer will provide for payment of the total consideration simultaneously within one month of the Offer becoming Unconditional (or by such other time required by section 620 of the Corporations Act) and, unless Prime and BIP otherwise agree, in accordance with the Timetable.

3.4                            Conditions of the Offer

(a)                               The Offer and any contract which results from its acceptance will be subject to the Conditions.

(b)                              BIP must use reasonable endeavours to satisfy the Conditions, to the extent that they are reasonably within its control, as soon as practicable after the date of this deed as though the Offer Period began on the date of this deed.

(c)                               Prime must use reasonable endeavours to:

(i)                                  satisfy the Conditions, to the extent that they are reasonably within its control, as soon as practicable after the date of this deed as though the Offer Period began on the date of this deed; and

(ii)                              ensure that the Conditions in paragraphs (b), (c), (d)(iii), (e), (f), (g), (h), (j), (k) and, subject to clause 3.6, (l) of Schedule 2 are not breached prior to the end of the Offer Period, provided that nothing in this clause or this deed requires Prime or the Prime Board to take, or restricts Prime or the Prime Board from taking, any action where taking or failing to take that action (as appropriate) would not, in the reasonable opinion of the Prime Directors, acting in good faith and following consultation with reputable external counsel, be in the best interests of Prime or the members of PIT or PIT2, or a breach of any statutory or fiduciary duty.

(d)                              Provided that it is not otherwise restricted from doing so by the Corporations Act, BIP will be entitled, at any time throughout the Offer Period, to waive any or all of the Conditions except for the Conditions in paragraph (d) (failure to approve schemes) and (n) (listing approval) of Schedule 2.

3.5                            Brookfield Conditions

During the period starting on the date of this deed and ending at the end of the Offer Period, BIP will use reasonable endeavours to ensure that no Brookfield Prescribed Occurrence and no Brookfield Material Adverse Change occurs.

3.6                            Recommendation and documentation of Takeover Bid

(a)                               BIP’s obligations to prepare documentation

(i)                                  Subject to clause 5, BIP must prepare for the Offer:

(A)                           the Bidder’s Statement; and

(B)                            an acceptance form for the Offer,

in each case consistent with clause 3.2 and in accordance with the Corporations Act.

(ii)                              BIP agrees to do and to procure its Officers do such things as are reasonably necessary to expedite the preparation of the Bidder’s Statement, its lodgement with ASIC and despatch to Prime Securityholders (together with the Target’s Statement and the Scheme Booklet), subject to ASIC granting any necessary waivers.

(iii)                          BIP agrees to do and to procure its Officers do such things as are reasonably necessary to expedite the satisfaction of all Conditions to the extent that they are within its control.

(iv)                          The Bidder’s Statement must contain an expression of BIP Bermuda Holdings IV Limited’s intention not to accept the Offer.

(b)                              Prime’s obligations to prepare documentation

(i)                                  Subject to clause 5, Prime must prepare the Target’s Statement in response to the Offer consistent with clause 3.2 and in accordance with the Corporations Act.

(ii)                              Prime agrees to:

(A)                         lodge the Target’s Statement with ASIC prior to the date for despatch under clause 3.6(b)(ii)(B); and

(B)                          despatch the Target’s Statement to Prime Securityholders together with the Bidder’s Statement and the Scheme Booklet.

(c)                               Independent Expert’s report

BIP acknowledges that Prime will be obtaining an Independent Expert’s report which will be sent to Prime Securityholders together with its Target’s Statement.

(d)                               Directors’ recommendations

Prior to entering into this deed, Prime has been advised by each member of the Prime Board (other than the Brookfield Prime Directors) that, subject to the Independent Expert providing an opinion that the Offer is fair and reasonable, they intend to recommend the Offer to Prime Securityholders in the absence of a Superior Proposal.

(e)                               Sharing statements

BIP agrees that it will provide an advanced draft of the Bidder’s Statement to Prime and Prime agrees that it will provide an advanced draft of its Target’s Statement to BIP as soon as reasonably practicable and, in any event not less than 4 Business Days before that statement is due to be despatched for printing and each agrees that it will take prompt steps to make such changes to its statement as are reasonably required by the other.

3.7                            Compliance with the Timetable

The parties agree to use their commercially reasonable endeavours to comply with the Timetable.

3.8                            Parties’ obligations

In addition to the obligations of the parties set out in this clause 3:

(a)                               Prime must comply with those obligations of Prime set out in Schedule 5 which relate to the Takeover Bid and the Offer; and

(b)                               BIP must comply with the obligations of BIP set out in Schedule 6 which relate to the Takeover Bid and the Offer.

4                                      Schemes

4.1                            Conditions Precedent

(a)                               Subject to this clause 4.1, the obligations of Prime and BIP to proceed to completion of the Schemes are conditional on, and the Schemes will not become Effective until, the satisfaction or waiver of each of the Conditions Precedent to the extent and in the manner set out in clauses 4.1(b) to 4.1(d) (inclusive).

(b)                               Benefit of certain Conditions Precedent

(i)                                   A Condition Precedent may only be waived in writing by a party entitled to the benefit of that Condition Precedent as noted in the table set out in Schedule 7 and a waiver will be effective only to the extent specifically set out in that waiver.

(ii)                                Conditions stated to be for the benefit of “Both” can only be waived by written agreement between Prime and BIP.

(iii)                             A party entitled to waive the breach or non-fulfilment of a Condition Precedent under this clause 4.1 may do so in its absolute discretion.

(c)                               Waiver of Conditions Precedent

If either Prime or BIP waives the breach or non-fulfilment of a Condition Precedent in accordance with this clause, then:

(i)                                   subject to clause 4.1(b), that waiver precludes that party from suing the other for any breach of this deed arising as a result of the breach or non-fulfilment of that Condition Precedent or arising from the same event which gave rise to the breach or non-fulfilment of that Condition Precedent; but

(ii)                                if the waiver of the Condition Precedent is itself conditional and the other party:

(A)                           accepts the condition, the terms of that condition apply notwithstanding any inconsistency with subclause 4.1(a); or

(B)                            does not accept the condition, the Condition Precedent has not been waived.

(d)                               Reasonable endeavours

To the extent that fulfilment of the Conditions Precedent are reasonably within its control, each of Prime and BIP agree to use all reasonable endeavours to procure that:

(i)                                   each of the Conditions Precedent:

(A)                           is satisfied as soon as practicable after the date of this deed; and

(B)                            continues to be satisfied at all times until the last time it is to be satisfied,

(as the case may require); and

(ii)                                there is no occurrence that would prevent the Conditions Precedent being satisfied.

(e)                               Notices in relation to Conditions Precedent

Each party must:

(i)                                   (notice of satisfaction) promptly notify the others of satisfaction of a Condition Precedent and must keep the others informed of any material development of which it becomes aware that may lead to the breach or non-fulfilment of a Condition Precedent;

(ii)                                (notice of failure) immediately give written notice to the others of a breach or non-fulfilment of a Condition Precedent, or of any event which will prevent a Condition Precedent being satisfied; and

(iii)                             (notice of waiver) upon receipt of a notice given under clause 4.1(e)(ii), give written notice to the other parties as soon as possible (and in any event before 5.00pm on the day before the Second Court Date) as to whether or not it waives the breach or non-fulfilment of any Condition Precedent resulting from the occurrence of that event, specifying the Condition Precedent in question.

(f)                                 Effect of waiver or non-fulfilment

A waiver of such breach or non-fulfilment in respect of one Condition Precedent does not constitute:

(i)                                   a waiver of the breach or non-fulfilment of any other Condition Precedent resulting from the same event; or

(ii)                                a waiver of the breach or non-fulfilment of that Condition Precedent resulting from any other event.

(g)                               Consultation on failure of Condition Precedents

If:

(i)                                   there is a breach or non-fulfilment of a Condition Precedent (other than the Conditions Precedent in paragraphs (d) or (e) of Schedule 7) which is not waived in accordance with this deed by the time or date specified in this deed for the satisfaction of the Condition Precedent;

(ii)                                there is an act, failure to act or occurrence which will prevent a Condition Precedent being satisfied by the time or date specified in this deed for the satisfaction of the Condition Precedent (and the breach or non-fulfilment which would otherwise occur has not already been waived in accordance with this deed); or

(iii)                             if the Schemes have not become Effective by the End Date,

then the parties must consult in good faith with a view to determining whether:

(iv)                            the Schemes may proceed by way of alternative means or methods;

(v)                               to extend the relevant time for satisfaction of the Condition Precedent or to adjourn or change the date of an application to the Court; or

(vi)                            to extend the End Date (to a date no later than the Drop Dead Date),

provided that, notwithstanding anything in this deed, each party may make a determination with respect to the matters in clause 4.1(g)(iv) to (vi) in its sole, absolute and unfettered discretion.

(h)                               Failure to agree

If the parties are unable to reach agreement under clause 4.1(g) within 5 Business Days (or any shorter period ending at 5.00pm on the day before the Second Court Date):

(i)                                   either party may terminate the provisions of this clause 4, clause 5 insofar as that clause relates to the Scheme Booklet and the BIP Prospectus and clause 6; or

(ii)                                if a Condition Precedent may be waived and exists for the benefit of one party only, that party only may waive that Condition Precedent or terminate the provisions of this clause 4, clause 5 insofar as that clause relates to the Scheme Booklet and the BIP Prospectus and clause 6, in each case before 8.00am on the Second Court Date. A party will not be entitled to terminate the provisions of this clause 4 (and clause 5 insofar as that clause refers to the Scheme and the BIP Prospectus and clause 6) pursuant to this clause 4.1 if the relevant Condition Precedent has not been satisfied or agreement cannot be reached as a result of:

(iii)                             a breach of this deed by that party; or

(iv)                            a deliberate act or omission of that party.

For the avoidance of doubt, nothing in this clause 4.1(h) affects any other right that any party has under this deed to terminate this deed or any part of it, including where that right arises from, or has any connection with, a breach or non-fulfilment of a Condition Precedent (including any act, omission, matter or circumstance relating to that breach or non- fulfilment).

4.2                            Prime to propose Schemes

Prime agrees to propose the Schemes on and subject to the terms and conditions of this deed.

4.3                            Outline of Schemes

Subject to clause 4.1, on the Implementation Date:

(a)                               all of the Prime Stapled Securities held by Prime Securityholders (other than BIP Bermuda Holdings IV Limited) will be transferred to BIP; and

(b)                               each Scheme Participant will be entitled to receive the Scheme Consideration (defined below).

4.4                            Relationship between the Company Scheme and the Trust Schemes

The Company Scheme and the Trust Schemes are interconditional so that each of the Company Scheme and the Trust Schemes must become Effective in order for BIP to acquire the Prime Stapled Securities as contemplated under this clause 4.

4.5                            Scheme Consideration

(a)                               Provided that the Schemes become Effective, the Prime Securityholders, other than Ineligible Overseas Securityholders, will be entitled to:

(i)                                   receive as the consideration offered by BIP under the Schemes, 0.24 BIP Interests for every one Prime Stapled Security (“Scheme Consideration”); and

(ii)                                elect to participate in the Scheme Liquidity Facility in respect of up to 4,000 of the BIP Interests which they may receive for their Prime Stapled Securities under clause 4.5(a)(i).

(b)                               Ineligible Overseas Securityholders will not be entitled under the Schemes to receive BIP Interests for their Prime Stapled Securities or elect to participate in the Scheme Liquidity Facility and, provided the Schemes have become Effective, will receive cash for their Prime Stapled Securities in accordance with the provisions of clause 4.6.

(c)                               Any entitlement to a fraction of a BIP Interest will:

(i)                                   where the entitlement is to half a BIP Interest or more, be rounded up to the nearest whole number; and

(ii)                                where the entitlement is to less than half a BIP Interest, be rounded down to the nearest whole number.

4.6                            Scheme Liquidity Facility and Ineligible Overseas Securityholders Sale Facility (Schemes)

(a)                               BIP must appoint a nominee acceptable to Prime (acting reasonably) and ASIC for:

(i)                                   Ineligible Overseas Securityholders for the purposes of the Ineligible Overseas Securityholders Sale Facility (Schemes); and

(ii)                                Scheme Participants who, in accordance with clause 4.5(a)(ii), elect to participate in the Scheme Liquidity Facility (each a “Scheme Liquidity Facility Securityholder”)

(“Scheme Sales Nominee”).

(b)                               BIP may cause the Scheme Sales Nominee to appoint a broker or brokers in New York for the purpose of selling BIP Interests pursuant to the Ineligible Overseas Securityholders Sale Facility (Schemes) and the Scheme Liquidity Facility and may also appoint a depository institution or custodian for the purposes receiving the cash referred to in clause 4.6(c)(ii)(H) (in this clause 4, the “Depository”).

(c)                               If the Schemes become Effective, BIP must:

(i)                                   procure or otherwise ensure that BIP receives capital of US$300,000,000 (“Cash Contribution”):

(ii)                                by no later than the Implementation Date, and in the following order:

(A)                           determine an amount by multiplying the aggregate number of BIP Interests for which all Scheme Liquidity Facility Securityholders have elected to participate in the Scheme Liquidity Facility (in this clause 4, the “Elected BIP Interests”) by the Liquidity Price and notionally deduct that amount from the Cash Contribution. If the notional balance is a positive amount it will be the “Cash Contribution Surplus” but if it is a negative amount it will be the “Cash Contribution Shortfall”;

(B)                            if there is a Cash Contribution Shortfall, calculate the number of additional BIP Interests required to be issued in respect of participants in the Scheme Bid Liquidity Facility (in this clause 4, “Residual Liquidity Facility BIP Interests”) as the difference between:

(aa)                        the Elected BIP Interests, and

(ab)                        the quotient obtained by dividing the amount of the Cash Contribution by the Liquidity Price (in this clause 4, “Satisfied Liquidity Facility BIP Interests”);

(C)                            calculate the Scheme VWAP;

(D)                           calculate the number, if any, of notional BIP Interests for Ineligible Overseas Securityholders which will notionally be satisfied by the Cash Contribution by dividing the Cash Contribution Surplus, if any, by the Scheme VWAP (in this clause 4, “Notional Foreign BIP Interests”);

(E)                             calculate the aggregate number of BIP Interests which Ineligible Overseas Securityholders would have received if they were entitled to receive BIP Interests under the Schemes (in this clause 4, the “Foreign BIP Interests”) and deduct from that number the Notional Foreign Bid Interests (with the balance, if any, being the “Residual Foreign BIP Interests”, and those together with the Residual Liquidity Facility BIP Interests being the “Residual BIP Interests”, for the purposes of this clause 4);

(F)                              issue the Residual BIP Interests, if any, to the Scheme Sales Nominee for sale on-market on the New York Stock Exchange in the same manner undertaken in a Standard Facility (in this clause 4, “Residual Sale”);

(G)                            if there are any Residual BIP Interests, procure the Scheme Sales Nominee to conduct the Residual Sale;

(H)                           pay to the Depositary or the Takeover Bid Sales Nominee the lesser of:

(aa)                        the Cash Contribution; and

(ab)                        the aggregate value of (i) the Elected BIP Interests multiplied by the Liquidity Price; and (ii) the Foreign BIP Interests multiplied by the Scheme VWAP,

with a direction that the amount be paid to the Scheme Liquidity Facility Securityholders and Ineligible Overseas Securityholders in accordance with the terms of the Schemes (and consistently with the provisions below). Receipt by the Scheme Sales Nominee (or, if applicable, the Depository) of the Cash Contribution (or part thereof, as applicable), and issue of the Residual BIP Interests to the Scheme Sales Nominee, will constitute a complete discharge of BIP’s obligations to procure that BIP provides consideration to the Scheme Liquidity Facility Securityholders and Ineligible Overseas Securityholders;

(I)                                 procure the Scheme Sales Nominee and, if applicable, the Depository to aggregate the Cash Contribution (or that part of the Cash Contribution received from BIP pursuant to clause 3.3(c)(ii)(F)(aa)) with the cash proceeds (net of expenses) of the Residual Sale (and if applicable, procure the Depository to transfer any of those monies to the Scheme Sales Nominee) (in this clause 4, the “Total Cash Amount”);

(iii)                             on the Payment Date, procure that the Scheme Sales Nominee distributes to PIHL:

(A)                           for each of the Scheme Liquidity Facility Securityholders, from the Total Cash Amount:

(aa)                        if the Cash Contribution equals or exceeds the aggregate value of the Elected BIP Interests multiplied by the Liquidity Price, an amount determined by multiplying the number of BIP Interests which the respective Scheme Liquidity Facility Securityholder has elected under clause 4.5(a)(ii) by the Liquidity Price; and

(ab)                        if the Cash Contribution is less than the aggregate value of the Elected BIP Interests multiplied by the Liquidity Price, an amount determined as A + B,  where:

A = Satisfied Proportion x N x Liquidity Price

Satisfied Proportion = Satisfied Liquidity Facility BIP Interests ÷ Elected BIP Interests.

N = the number of BIP Interests which the respective Scheme Liquidity Facility Securityholder has elected under clause 4.5(a)(ii).

Liquidity Price = has the meaning given in clause 1.1.

B = N x (1 – Satisfied Proportion) x Residual Sale Price

Satisfied Proportion = Satisfied Liquidity Facility BIP Interests ÷ Elected BIP Interests.

N = the number of BIP Interests which the respective Scheme Liquidity Facility Securityholder has elected under clause 4.5(a)(ii).

Residual Sale Price = cash proceeds (net of expenses) of the Residual Sale ÷ Residual BIP Interests,

with the aggregate of all such amounts to be referred to in this clause 4 as the “Liquidity Amount”; and

(B)                            for each of the Ineligible Overseas Securityholders, their pro rata entitlement to the cash amount derived by subtracting the Liquidity Amount from the Total Cash Amount.

(d)                               BIP covenants in favour of Prime (in its own right and separately on behalf of each Scheme Participant) that in consideration of the transfer to BIP of each Prime Stapled Security held by a Scheme Participant (except for BIP IV Holdings Limited), it will:

(i)                                   on the Implementation Date, issue to each Scheme Participant that number of BIP Interests which the Scheme Participant in question is entitled to receive as all or part of the consideration for the relevant Prime Stapled Securities, depending on whether the Scheme Participant is an Ineligible Overseas Securityholder or, where Scheme Participant is not an Ineligible Overseas Securityholder, the Scheme Participant’s election whether to receive BIP Interests for its Prime Stapled Securities or to participate in the Scheme Liquidity Facility; and

(ii)                                issue the Residual BIP Interests to the Scheme Sales Nominee as and when required by clause 4.6(c).

(e)                               Where a Scheme Participant has elected to participate in the Scheme Liquidity Facility or the Scheme Participant is an Ineligible Overseas Securityholder, PIHL must:

(i)                                   receive in a trust account in accordance with the Schemes and as agent for each Scheme Liquidity Facility Securityholder or Ineligible Overseas Securityholder (as the case may be), the cash to be transferred to PIRE from the Scheme Sales Nominee in accordance with clause 4.6(c)(iii);

(ii)                                pay to each Scheme Liquidity Facility Securityholder or Ineligible Overseas Securityholder (as the case may be) such moneys as each Scheme Liquidity Facility Securityholder or Ineligible Overseas Securityholder (as the case may be) is entitled to receive in accordance with the Schemes and the provisions of clauses 4.5 and 4.6; and

(iii)                             otherwise comply with its obligations under the Schemes.

4.7                            Co-operation and timing in connection with the Schemes

Subject to clause 12, Prime and BIP must each:

(a)                               use all commercially reasonable endeavours and commit all necessary resources; and

(b)                               procure that its officers and advisers work in good faith and in a timely and co-operative fashion with the other parties (including by attending meetings and by providing information), to produce the Scheme Booklet and implement the Schemes as soon as reasonably practicable and in accordance with the Timetable.

4.8                            BIP’s right to separate representation

BIP is entitled to separate representation at all Court proceedings relating to the Schemes. Nothing in this deed is to be taken to give Prime or BIP any right or power to make or give undertakings to the Court for or on behalf of any other party or parties.

4.9                            Schemes implementation obligations of the parties

(a)                               Prime’s obligations

Prime must comply with the obligations of Prime set out in Schedule 5 insofar as they are relevant to the Schemes and take all reasonable steps to implement the Schemes as soon as is reasonably practicable and in any event prior to the End Date, provided that Prime will not, without the prior consent of BIP, take any steps to bring about the events required for the Schemes to become Effective (unless it is required to do so by this deed or a Scheme).

(b)                               BIP’s obligations

BIP must comply with the obligations of BIP set out in Schedule 6 insofar as they are relevant to the Schemes and take all reasonable steps to assist Prime to implement the Schemes as soon as reasonably practicable and in any event prior to the End Date.

(c)                               Mutual obligations

The parties agree that:

(i)                                   they must, as soon as reasonably practicable after entry into this deed (and prior to the lodgment of the Regulator’s Draft), finalise the Trust Supplemental Deed Polls (Trust Schemes) by preparing an amending deed in respect of PIT2 which is (subject to the remainder of this clause 4.9(c)) on materially the same terms as the amending deed prepared for the PIT Scheme which was annexed to this deed as at the date of this deed; and

(ii)                                to the extent that there is any inconsistency between this deed, on the one hand, and the Company Scheme, Deed Poll and Trust Supplemental Deed Polls (Trust Schemes), on the other, the deed is to prevail; and

(iii)                             if there is such an inconsistency, the parties must, as soon as reasonably practicable after entry into this deed (and prior to the lodgment of the Regulator’s Draft), agree upon amendments to the Company Scheme, Deed Poll and Trust Supplemental Deed Polls (Trust Schemes) (as applicable) which will remove such inconsistency.

4.10                    Scheme Booklet

(a)                               Preparation

Without limiting clauses 4.9(a) or 4.9(b):

(i)                                   (preparation): Subject to clauses 5 and 6, Prime is generally responsible for the preparation of the Scheme Booklet but will provide drafts to and consult with BIP in accordance with clause 4.10(b);

(ii)                                (compliance) Prime and BIP must take all necessary steps to endeavour to ensure that the Scheme Booklet:

(A)                           complies with the requirements of:

(aa)                        the Corporations Act;

(ab)                        ASIC Regulatory Guide 60;

(ac)                        ASIC Regulatory Guide 74;

(ad)                        ASIC Regulatory Guide 76;

(ae)                        Guidance Note 15;

(af)                          the Listing Rules; and

(ag)                        any other applicable law; and

(B)                            is not, having regard to applicable disclosure requirements, misleading or deceptive in any material respect (including because of any material omission).

(b)                               Content of the Scheme Booklet

Prime must:

(i)                                   (consult with BIP):

(A)                           provide to BIP a draft of the Scheme Booklet for the purpose of enabling BIP to review and comment on that draft document;

(B)                            take the comments made by BIP into account in good faith when producing a revised draft of the Scheme Booklet; and

(C)                            provide to BIP a revised draft of the Scheme Booklet within a reasonable time before the Regulator’s Draft is finalised and to enable BIP to review the Regulator’s Draft at least 5 Business Days before its submission;

(ii)                                (amend Scheme Booklet) implement such changes to those parts of the Scheme Booklet relating only to BIP which are provided in accordance with clause 4.10(b)(i) as reasonably requested by BIP and prior to finalising the Regulator’s Draft;

(iii)                             (Regulatory Review Period) during the Regulatory Review Period:

(A)                           promptly provide to BIP, and include in a revised draft of the Scheme Booklet, any new information not included in the Regulator’s Draft which is required by the Corporations Act, Corporations Regulations, ASIC Regulatory Guides or the Listing Rules to be included in the Scheme Booklet; and

(B)                            keep BIP informed of any matters raised by ASIC or ASX in relation to the Scheme Booklet and use all reasonable endeavours, in co-operation with BIP, to resolve any such matters; and

(iv)                            (Brookfield Information) obtain approval from BIP for the form and context in which any Brookfield Information appears in the Scheme Booklet which approval must not be unreasonably delayed or withheld, it being agreed that Brookfield Information will insofar as is reasonably practicable be included in the BIP Prospectus and not elsewhere in the Scheme Booklet.

(c)                               Brookfield Information

BIP:

(i)                                   must consult with Prime as to the content of the Brookfield Information;

(ii)                                consent to the inclusion of the Brookfield Information in the Scheme Booklet and the reference to the Brookfield Information in the Scheme Booklet; and

(iii)                             acknowledges that:

(A)                           it is responsible for ensuring that the Brookfield Information is not misleading or deceptive in any material respect (whether by omission or otherwise) and that Prime will not verify or edit that information; and

(B)                            the Scheme Booklet will state that BIP is responsible for the Brookfield Information.

(d)                               Misleading or deceptive information

Until the Implementation Date, each party must promptly inform the other parties if they become aware that any information in the Scheme Booklet, in the form and context in which it appears in the Scheme Booklet, is or has become misleading or deceptive in any material respect (whether by omission or otherwise) having regard to applicable disclosure requirements and provide to the other party such further or new information as is required to ensure that such information is no longer misleading or deceptive in any material respects. The parties will cooperate with each other to ensure that the Scheme Booklet or the information contained in it is updated accordingly.

(e)                               Disagreement on content

If BIP and Prime disagree on the form or content of the Scheme Booklet, they must consult in good faith to try to settle an agreed form of the Scheme Booklet. If complete agreement is not reached after reasonable consultation, then:

(i)                                   if the disagreement relates to the form or content of the Brookfield Information contained in the Scheme Booklet, Prime will make such amendments as BIP reasonably requires; and

(ii)                                if the disagreement relates to the form or content of any other part of the Scheme Booklet, the Prime Board will, acting reasonably, decide the final form or content of the disputed part of the Scheme Booklet.

(f)                                 Verification

Each party must undertake appropriate verification processes for the information supplied by that party for the Scheme Booklet.

(g)                               Despatch

Prime will despatch the Scheme Booklet to Prime Securityholders, together with the Bidder’s Statement and the Target’s Statement.

4.11                    Obligations of the Prime Board in respect of the Schemes

(a)                               Prime Board recommendation

Prime must procure that the Prime Board (other than the Brookfield Prime Directors, which BIP shall procure to abstain):

(i)                                   recommends that the Schemes are approved by the Scheme Participants in the absence of a Superior Proposal, subject only to the qualifications in clause 4.11(b);

(ii)                                does not withdraw or modify the recommendations described in clause 4.11(a)(i); and

(iii)                             does not make any public statement to the effect, or take any other action that suggests, that the Schemes are no longer recommended,

unless permitted to do so under clause 4.11(b). For the avoidance of doubt, the resignation of a Prime Director from the Prime Board will not constitute a breach of this clause 4.11(a).

(b)                               Changes to recommendation

A Prime Director will not modify or withdraw the recommendations described in clause 4.11(a)(i) unless:

(i)                                   the Independent Expert opines in the Independent Expert’s report that, or changes its previously given opinion to an opinion that, any of the Company Scheme or the Trust Schemes is not in the best interests of the Prime Securityholders; or

(ii)                                in relation to matters, events or circumstances occurring after the date of this deed, or pre-existing matters, events or circumstances that first become known by the Prime Board after the date of this deed, the Prime Board, or the Prime Director, has formed the view in good faith and acting reasonably, after consultation with Prime’s financial adviser and after receiving advice from reputable external counsel, that to satisfy what it considers to be its or any Prime Director’s fiduciary or statutory duties, the Prime Board, or the Prime Director:

(A)                           should not continue to recommend to Prime Securityholders that they vote in favour of the Schemes; or

(B)                            should change, modify or withdraw any recommendations previously made.

4.12                    Court proceedings

(a)                               Appeal process

If the Court refuses to make orders convening the Company Scheme Meeting or approving the Company Scheme or to grant the Judicial Advice, Prime and BIP must appeal the Court’s decision to the fullest extent possible except to the extent that:

(i)                                   the parties agree otherwise; or

(ii)                                Queen’s Counsel or Senior Counsel representing a party indicates that, in their opinion, an appeal would likely have less than a 50% (or similarly expressed) prospect of success;

in which case the provisions of this clause 4 are terminated.

(b)                               Defence of proceedings

Each of Prime and BIP must vigorously defend, or must cause to be vigorously defended, any lawsuits or other legal proceeding brought against it (or any of its Controlled Entities) challenging this deed or the implementation of the Schemes. Neither Prime nor BIP will settle or compromise (or permit any of its Controlled Entitles to settle or compromise) any claim brought in connection with this deed (other than a claim brought against BIP in connection with the Takeover Bid) or the implementation of the Schemes without the prior written consent of the other, such consent not to be unreasonably withheld.

(c)                               Costs

Any costs incurred as a result of the operation of this clause 4.12 will be borne equally by Prime and BIP.

5                                      Disclosure Documentation

5.1                            Preparation

BIP and Prime will have responsibility for preparation of the Disclosure Documents as follows:

(a)                               Prime must:

(i)                                   prepare the Scheme Booklet (other than the BIP Prospectus, the Independent Expert’s Report, any investigating accountant’s report and any third party tax advice);

(ii)                                prepare the Target’s Statement (other than the Independent Expert’s Report, any investigating accountant’s report and any third party tax advice);

(iii)                             procure the preparation of the Independent Expert’s Report;

in accordance with this clause 5 and, as applicable, clauses 3.6(c), 4.10 and 10.1

(b)                               BIP must:

(i)                                   prepare the BIP Prospectus;

(ii)                                prepare the Bidder’s Statement other than any investigating accountant’s report and any third party tax advice;

in accordance with this clause 5 and, as applicable, clauses 3.6(a), 4.7, 4.9(b), 4.10(b), 6 and 10.1.

5.2                            Distribution of responsibility for drafting information

BIP and Prime will have responsibility for preparation of the following information which is common and relevant to the Bidder’s Statement, the Target’s Statement and the Scheme Booklet:

Information		Responsible party

(a)	Prime Information	Prime

(b)	Brookfield Information	BIP

(c)

Financial information about BIP and its Subsidiaries (which will include Prime and Prime’s Subsidiaries) following the implementation of either the Takeover Bid or the Schemes (as the case may be) (the “Merged Entity”)

BIP and (only to the extent of the base information of Prime and its Subsidiaries, not the Merged Entity information) Prime

(d)

Financial information about Prime and its Subsidiaries following the implementation of the Takeover Bid, in circumstances where BIP has not received sufficient acceptances to compulsorily acquire all outstanding Prime Stapled Securities (“Post Transaction Prime”)

BIP and (only to the extent of the base information of Prime and its Subsidiaries, not the Merged Entity information) Prime

(e)	Risks for Prime Securityholders associated with the implementation of the Transaction	BIP and Prime

(f)	Information on BIP’s funding of the Transactions	BIP

(g)	BIP’s statement of intentions in respect of the Merged Entity and Post Transaction Prime	BIP

(h)	Investigating accountants’ report on the Merged Entity	BIP and Prime

5.3                            Responsibility for information

Each of Prime and BIP will be responsible:

(a)                               generally, for the content of those sections of the Disclosure Documentation to the extent it provides information to be included in that content; and

(b)                               in particular, for the information designated in the table in clause 5.2.

5.4                            Misleading or deceptive information

Until the Implementation Date or, if the Schemes do not become Effective, the end of the Offer Period, each party must promptly inform the other if they become aware that any information in the Disclosure Documents, in the form and context in which it appears in the relevant Disclosure Document, is or has become misleading or deceptive in any material respect (whether by omission or otherwise) having regard to applicable disclosure requirements and provide to the other parties such further or new information as is required to ensure that such information is no longer misleading or deceptive in any material respects. The parties will cooperate with each other to ensure that the relevant Disclosure Document or the information contained in it is updated accordingly.

5.5                            Verification

Each party must undertake appropriate verification processes for the information supplied by that party for the Disclosure Documentation.

6                                      BIP Prospectus

6.1                            Preparation

BIP must prepare the BIP Prospectus for inclusion in the Scheme Booklet.

6.2                            Lodgement

(a)                               Subject to receipt by BIP of relief from ASIC to permit this, BIP must lodge the BIP Prospectus with ASIC immediately contemporaneously with Prime lodging the Scheme Booklet with ASIC for registration.

(b)                               If the ASIC relief contemplated by clause 6.2(a) is not obtained by the date on which the Regulator’s Draft is in a form ready to be provided to ASIC, the parties must in good faith agree an alternative means of documenting the BIP Prospectus and the Scheme Booklet to ensure that the parties comply with all requirements of the Corporations Act in respect of the disclosure documentation required for the Schemes and the issue of BIP Interests pursuant to the Schemes.

7                                      Public announcements

(a)                               Announcement of the Transactions

On the Announcement Date, Prime and BIP will issue a joint public announcement concerning the Transactions substantially in the form set out in Schedule 1.

(b)                               Required disclosure

Where a party is required by law, the Listing Rules or a memorandum of understanding with a Regulatory Authority to make any announcement or make any disclosure relating to a matter the subject of the Transactions, it may do so only after it has to the extent legally permissible given the other parties as much notice as practically possible and has consulted to the fullest extent practically possible in the circumstances with the other parties and their legal advisers.

(c)                               Other announcements

Subject to clauses 7(a) and 7(b), no party may make any public announcement or disclosure in connection with the Transactions other than in a form approved by each party (acting reasonably). Each party will use all reasonable endeavours to provide such approval as soon as practicable and such approval will not be unreasonably withheld, conditioned or delayed.

8                                       Conduct of business

8.1                             No change in the conduct of business

From the date of this deed up to and including the later of the Implementation Date and, if the Schemes do not become Effective, the end of the Offer Period, each of Prime and BIP must except as expressly contemplated by this deed or as otherwise required to implement the Transaction, conduct its business, and procure that the business of its Subsidiaries are conducted, in the ordinary and proper course and in substantially the same manner as previously conducted.

8.2                             Deeds of access, indemnity and insurance

(a)                               In the event that:

(i)                                   the Scheme becomes Effective, with effect from the Effective Date; or

(ii)                                the Takeover Bid becomes Unconditional and BIP receives sufficient acceptances to have voting power of 50.1% or more in Prime,

BIP must procure that Prime and each of its Related Bodies Corporate preserve the indemnities and other rights under the deeds of indemnity access and insurance made by them in favour of their respective directors and officers from time to time and, in particular, must not take any action which would prejudice or adversely affect any directors’ and officers run-off insurance cover taken out prior to the later of the Implementation Date and the end of the Offer Period but BIP and Prime are not required to meet any unreasonable costs of maintaining insurance.

(b)                               The undertakings contained in this clause 8.2 are subject to any restriction under the Corporations Act or any other applicable legislation and will be read down accordingly. Prime receives and holds the benefit of this clause 8.2, to the extent it relates to the directors and officers of Prime and its Related Bodies Corporate, as trustee for them.

9                                       Exclusivity

9.1                             No existing discussions

Prime represents and warrants that, other than the discussions with BIP in respect of the Takeover Bid and the Schemes, it is not currently in negotiations or discussions in respect of any Competing Bid with any person.

9.2                             No-shop

During the Exclusivity Period, Prime must ensure that neither it nor any of its Related Bodies Corporate or Representatives directly or indirectly:

(a)                               solicits, invites, facilitates, encourages or initiates any enquiries, negotiations or discussions; or

(b)                               communicates any intention to do any of these things,

with a view to obtaining any offer, proposal or expression of interest from any person in relation to a Competing Bid.

Nothing in this clause 9.2 prevents Prime from continuing to make normal presentations to, and to respond to enquiries from, brokers, portfolio investors and analysts in the ordinary course in relation to the Takeover Bid or the Schemes or its business generally.

9.3                             Notice of unsolicited approach

During the Exclusivity Period, provided that the Prime Directors (excluding the Brookfield Prime Directors) have not determined, in good faith and acting reasonably, and after receiving advice from reputable external counsel, that taking any of the actions referred to in this clause 9.3 would constitute a breach by the Prime Directors (excluding the Brookfield Prime Directors) of their director statutory or fiduciary duties, Prime must promptly inform BIP if it or any of its Related Bodies Corporate or Representatives:

(a)                               receives any unsolicited approach with respect to any Competing Bid and must disclose in writing to BIP all reasonable details of the Competing Bid, including details of the value of the Competing Bid, to allow BIP to properly exercise its right under clause 9.4;

(b)                               receives any request for information relating to Prime or any of its Related Bodies Corporate or any of their businesses or operations or any request for access to the books or records of Prime or any of its Related Bodies Corporate, which Prime has reasonable grounds to suspect may relate to a current or future Competing Bid; and

(c)                               provides any information relating to Prime or any of its Related Bodies Corporate or any of their businesses or operations to any person in connection with or for the purposes of a Competing Bid.

9.4                             BIP opportunity to match

If Prime or any of its Related Bodies Corporate or Representatives receives an unsolicited approach with respect to a Competing Bid during the Exclusivity Period, BIP may (in its sole discretion) either itself match, or procure another Brookfield Entity to match, that Competing Bid by giving written notice to Prime of such offer anytime within 2 Business Days of receipt of the notification given by Prime under clause 9.3(a) and if:

(a)                               BIP gives such a notice to Prime; and

(b)                               BIP’s proposed revised transaction is, in the reasonable opinion of the Prime Board (excluding the Brookfield Prime Directors):

(i)                                   reasonably capable of being completed on a timely basis (or, in any event, on no less timely basis than the Competing Bid); and

(ii)                                on terms no less favourable to Prime Securityholders, taken as a whole, than the Competing Bid,

taking into account all of their respective terms and conditions,

Prime is required to recommend, and use all reasonable efforts to implement and complete, BIP’s transaction on such revised terms and otherwise in accordance with the terms of this deed.

9.5                             Legal advice

Prime acknowledges that it has received legal advice on this deed and the operation of this clause 9.

10                             Provision of information

10.1                     Parties’ provision of information to each another and to the Independent Expert and other third parties

Each party agrees that it will provide to the others such information as is reasonably needed by the other party (or the Independent Expert, any investigating accountant or any tax adviser preparing tax-related disclosure for inclusion in the Disclosure Documentation) in order to enable the other party to prepare the Bidder’s Statement, the Target’s Statement and the Scheme Booklet (including the BIP Prospectus) (and the report or reports of the Independent Expert and investigating accountant, and advice of the tax adviser, to be included or incorporated by reference into the Target’s Statement and the Scheme Booklet).

10.2                     Confidential Information

(a)                               Prime and BIP acknowledge and agree that they continue to be bound by the Confidentiality Letter after the date of this deed.

(b)                               The rights and obligations of the parties under the Confidentiality Letter survive the termination of this deed.

(c)                               In addition to the use of Confidential Information permitted by clause 2(a) of the Confidentiality Letter, a Recipient may also use Confidential Information exclusively for the purposes of the Transactions contemplated by this deed and for no other purpose.

11                             Warranties

11.1                     BIP Warranties

BIP represents and warrants to Prime that as at the date of this deed and at all times until the Implementation Date or, if the Schemes do not become Effective, the end of the Offer Period:

(a)                               BIPL is incorporated and existing and in compliance under the laws of the place of its incorporation, and BIP is formed and existing and in good standing as a an exempted limited partnership under the laws of Bermuda;

(b)                               the execution and delivery of this deed by BIP has been properly authorised by all necessary corporate action;

(c)                               BIPL (acting as general partner of Brookfield Infrastructure Partners L.P.) has full corporate power and lawful authority to execute and deliver this deed and to consummate and perform or cause to be performed BIP’s obligations under this deed in accordance with its terms;

(d)                               (subject to the laws generally affecting creditors’ rights and the principles of equity) this deed constitutes legal valid and binding obligations on BIP enforceable in accordance with its terms and the execution of this deed will not result in a breach of or default (in each case which is material in the context of the Transaction) under BIP’s or BIPL’s memorandum of association, bye-laws, partnership agreement or other constituting documents (as appropriate) or any agreement or deed or writ, order, decree or injunction, rule, law or regulation to which BIPL or BIP, or any of their respective Subsidiaries is a party or to which they are bound or require any notification, consent or approval, authorisation permit or ruling from any Government Agency (in each case which is material in the context of the Transaction);

(e)                               the BIP Interests to be offered as consideration under clauses 3.2 and 4.5 will be validly issued, not liable to the imposition of any duty and be free of all Encumbrances and third party rights when delivered to Prime Securityholders and will rank equally with all other BIP Interests, and no further sums will be required to be paid by the holders thereof in connection with the issue thereof;

(f)                                 BIP is not currently, and so far as BIP is aware having made due enquiry, has not in the past been, in breach of its continuous disclosure obligations (and has not received notice of, and is not otherwise aware of, any threatened litigation or proceedings against it in relation to such a breach) and it is in compliance, in all material respects, with the continuous disclosure obligations of the rules of the stock exchanges on which the BIP Interests are listed and all relevant legislation;

(g)                               as at the date of this deed there are:

(i)                                   63,155,680 BIP Interests;

(ii)                                1,066,928 general partnership units in BIP; and

(iii)                             42,470,220 REUs,

on issue, and there are no other shares, units or partnership interests on issue in BIP, and BIP or a Controlled Entity of BIP has not issued any options over or securities or rights convertible into shares, units or partnership interests in BIP (other than REUs issued after the date of this deed in accordance with the definition of “REUs”);

(h)                               the BIP Interests will be properly issued by BIP as consideration for Prime Stapled Securities acquired under the Schemes or Takeover Bid, as the case may be;

(i)                                   BIP will continue to operate its business and that of its Controlled Entities in the usual and ordinary course as regards its nature, scope and manner and in accordance with its usual business practices;

(j)                                   all information provided by or on behalf of BAM and BIP to the Independent Expert, or to Prime or its Representatives, to enable the report of the Independent Expert to be prepared and completed or otherwise in connection with the Transactions will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s report;

(k)                               BIP and its Subsidiaries have complied in all material respects with all material Australian and foreign laws and regulations applicable to them and orders of Australian and foreign Government Agencies having jurisdiction over them and have all material licenses, permits and franchises necessary for them to conduct their respective businesses as presently being conducted;

(l)                                   BIP nor any of its Subsidiaries is in default under any document, agreement or instrument binding on it or its assets nor has anything occurred which is or would with the giving of notice or lapse of time constitute (nor will the entering into by BIP of this deed, or the execution of its terms by any of them, constitute (whether immediately or following the giving of notice or lapse of time)) an event of default, prepayment event or similar event, or give another party thereto a termination right or right to accelerate any right or obligation, under any such document or agreement with such an effect, in all cases which results, or is reasonably likely to result, in a Brookfield Material Adverse Change;

(m)                           the Brookfield Information included in the Scheme Booklet and the Target’s Statement does not contain any material statement which is misleading or deceptive in the form and context in which it appears, nor contains any material omission, having regard to the applicable disclosure requirements.

11.2                     BIP indemnity

BIP agrees with Prime to indemnify Prime and keep Prime indemnified against all claims, liabilities and losses which they may suffer or incur by reason of any breach of any of the warranties in clause 11.1.

11.3                     Limitations

Prime acknowledges and agrees that the representations and warranties given by BIP under clause 11.1 are qualified by:

(a)                               the actual knowledge of Prime, its Controlled Entities, and their respective Representatives and the Prime Directors (excluding the Brookfield Prime Directors), before the date of this deed; and

(b)                               matters fairly, clearly and accurately disclosed in this deed or otherwise in writing by BIP or its Representatives to Prime or its Representatives before the date of this deed.

11.4                     Prime Warranties

Prime represents and warrants to BIP that as at the date of this deed and at all times until the Implementation Date or, if the Schemes do not become Effective, the end of the Offer Period:

(a)                               PIHL and PIRE are incorporated and each are existing corporations registered under the laws of their place of incorporation;

(b)                               the execution and delivery of this deed has been properly authorised by all necessary corporate action;

(c)                               it has full corporate power and lawful authority to execute and deliver this deed and to consummate and perform or cause to be performed its obligations under this deed in accordance with its terms;

(d)                               (subject to the laws generally affecting creditors’ rights and the principles of equity) this deed constitutes legal valid and binding obligations on it and execution of this deed will not result in a breach of or default (in each case which is material in the context of the Transaction) under the PIHL Constitution, the PIT Constitution or the PIT2 Constitution, or any agreement or deed or writ, order or injunction, rule or regulation to which Prime or any of its Subsidiaries is a party or to which they are bound or require any notification, consent or approval, authorisation, permit or ruling from any Government Agency (in each case which is material in the context of the Transaction) except for the following (“Required Notifications, Consents and Approvals”):

(i)                                   Regulatory Approvals;

(ii)                                consents and approvals which are required to be obtained from DBCT Holdings Pty Limited under the:

(aa)                        Prime Constitutions;

(ab)                        Tripartite Deed;

(ac)                        Primary and Secondary Leases;

(ad)                        Port Services Agreement; and

(ae)                        Framework Agreement; and

(iii)                             notification:

(A)                           of QIC under the Powerco Shareholders Agreement giving details of the Offer and providing information about BIP that enables QIC to determine BIP’s identity and to assess its financial strength; and

(B)                            of the Commissioner of Main Roads under the:

(aa)                        Level Crossing Protection Funding Agreement for Capital Works; and

(ab)                        Level Crossing Protection Maintenance Works Funding, Grade Separation and Capital Works Fee Agreement.

(e)                               it will continue to operate the business of Prime and its Controlled Entities in the usual and ordinary course as regards its nature, scope and manner and in accordance with its usual business practices.

(f)                                 Prime is not currently, and so far as Prime is aware having made due enquiry has not in the past been, in breach of its continuous disclosure obligations under the Listing Rules (and has not received notice of, and is not otherwise aware of, any threatened litigation or proceedings against it in relation to such a breach), and is not relying on the carve-out in Listing Rule 3.1A to withhold any information from disclosure.

(g)                               all information provided by or on behalf of Prime to the Independent Expert to enable the report of the Independent Expert to be prepared and completed or otherwise in connection with the Transactions will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s report.

(h)                               it and its Subsidiaries have complied in all material respects with all material Australian and foreign laws and regulations applicable to them and orders of Australian and foreign Government Agencies having jurisdiction over them and have all material licenses, permits and franchises necessary for them to conduct their respective businesses as presently being conducted.

(i)                                   subject to the Required Notifications, Consents and Approvals being given or obtained, neither it nor any of its Subsidiaries is in default under any document, agreement or instrument binding on it or its assets nor has anything occurred which is or would with the giving of notice or lapse of time constitute (nor will the entering into by Prime and any of its Controlled Entities of this deed, or the execution of its terms by any of them, constitute (whether immediately or following the giving of notice or lapse of time)) an event of default, prepayment event or similar event, or give another party thereto a termination right or right to accelerate any right or obligation, under any such document or agreement with such an effect, in all cases which results, or is reasonably likely to result, in a Prime Material Adverse Change.

(j)                                   PIT and PIT2 have each been duly established and have not been terminated and each is a registered managed investment scheme.

(k)                               PIRE is the only trustee and responsible entity of PIT and PIT2.

(l)                                   PIRE has been validly appointed as trustee and responsible entity of PIT and PIT2 and no action has been taken or proposed to remove it as trustee or responsible entity of either of PIT or PIT2.

(m)                           no action has been taken or proposed to, either:

(i)                                   terminate PIT or PIT2; or

(ii)                                wind-up PIT or PIT2 whether under Chapter 5C of the Corporations Act or otherwise.

(n)                               subject to the amendments to the PIT Constitution and the PIT2 Constitution contemplated by this deed, true copies of the Trust Constitutions (including any amending documents) have been provided to BIP, and the:

(i)                                   PIT Constitution discloses all the terms of the PIT; and

(ii)                                PIT2 Constitution discloses all the terms of the PIT2.

(o)                               PIRE has in full force and effect the authorisations necessary for it to enter into the documents to which it is a party, perform obligations under them and allow them to be enforced (including any authorisation required under the Trust Constitutions (if any)).

(p)                               PIRE has not exercised its powers under either of the Trust Constitutions to release, abandon or restrict any power conferred on it by the Trust Constitutions.

(q)                               PIRE is not in default under either of the Trust Constitutions.

(r)                                 entry into the documents to which PIRE is a party is a valid exercise of PIRE’s powers under the Trust Constitutions for the benefit of the beneficiaries.

(s)                                PIRE has a right to be fully indemnified out of the Trust Property in respect of obligations incurred by it under the documents to which it is a party, and there is nothing that would prevent PIRE from being fully indemnified out of the Trust Property for any obligations under or in connection with this deed, or any of the transactions contemplated by this deed.

(t)                                  the Trust Property is sufficient to satisfy PIRE’s right of indemnity in respect of all obligations under or in connection with this deed or any transaction contemplated by it in respect of which PIRE has a right to be indemnified out of the Trust Property.

(u)                               the Prime Information included in the Bidder’s Statement does not contain any material statement which is misleading or deceptive in the form and context in which it appears, nor contains any material omission, having regard to the applicable disclosure requirements.

11.5                     Prime indemnity

Prime agrees with BIP to indemnify and keep BIP indemnified against all claims, liabilities and losses which it may suffer or incur by reason of any breach of any of the warranties in clause 11.4.

11.6                     Limitations

BIP acknowledges and agrees that the representations and warranties given by Prime under clause 11.4 are qualified by:

(a)                               the actual knowledge of BAM, BIP, BIP’s Controlled Entities and their respective Representatives and Officers before the date of this deed; and

(b)                               matters fairly, clearly and accurately disclosed in this deed, or otherwise in writing by Prime or its Representatives to BIP or its Representatives before the execution of this deed.

11.7                     Prime directors and officers

(a)                               BIP releases its rights, and agrees with Prime that it will not make a claim, against any Officer of Prime or its Related Bodies Corporate as at the date of this deed in connection with:

(i)                                   any breach of any representations, covenants and warranties of Prime in this deed; or

(ii)                                any disclosures containing any statement which is false or misleading whether in content or by omission,

except where the Officer has not acted in good faith or has engaged in wilful misconduct. For the avoidance of doubt, nothing in this clause 11.7(a) limits BIP’s rights to terminate this deed under clause 12.3.

(b)                               Clause 11.7(a) is subject to any Corporations Act restriction and will be read down accordingly. Prime receives and holds the benefit of clause 11.7(a) to the extent it relates to each Officer as trustee for each of them.

11.8                     BIP directors and officers

(a)                               Prime releases its rights, and agrees with BIP that it will not make a claim, against any Officer of BIP or its Related Bodies Corporate as at the date of this deed in connection with:

(i)                                   any breach of any representations, covenants and warranties of BIP in this deed; or

(ii)                                any disclosure containing any statement which is false or misleading whether in content or by omission,

except where the Officer has not acted in good faith or has engaged in wilful misconduct. For the avoidance of doubt, nothing in this clause 11.8(a) limits Prime’s rights to terminate this deed under clause 12.3.

(b)                               Clause 11.8(a) is subject to any Corporations Act restriction and will be read down accordingly. BIP receives and holds the benefit of clause 11.8(a) to the extent it relates to each Officer as trustee for each of them.

12                             Termination

12.1                     Termination rights - mutual rights

Without prejudice to any other rights of termination in this deed, this deed may be terminated by any party by notice to the other parties:

(a)                               if Another Party is in material breach of this deed and that breach is not remedied by that other party within 10 Business Days of it receiving notice from the first party of the details of the breach and the first party’s intention to terminate;

(b)                               if:

(i)                                   Another Party becomes Insolvent; or

(ii)                                any Related Body Corporate of Another Party becomes Insolvent and this constitutes or gives rise to a Brookfield Material Adverse Change or Prime Material Adverse Change (as appropriate);

(c)                               if the Independent Expert opines that, or changes its previously given opinion to an opinion that:

(i)                                   the Schemes are not in the best interests of Prime Securityholders; and

(ii)                                the Takeover Bid is not fair and reasonable;

(d)                               if a Court, Government Agency or other Regulatory Authority has:

(i)                                   issued a final and non-appealable order, decree or ruling or taken other action which permanently restrains or prohibits the acquisition by BIP of Prime Stapled Securities; or

(ii)                                taken any action permanently restraining or otherwise prohibiting the Transaction (or the Schemes or the Takeover Bid individually), or has refused to do any thing necessary to permit the Transaction (or the Schemes or the Takeover Bid individually), and the action or refusal has become final and cannot be appealed; or

(e)                               a Superior Proposal is made by a third party;

(f)                                 any time after the Drop Dead Date; or

(g)                               if agreed to in writing by BIP and Prime.

12.2                    Termination by BIP of the deed

This deed may be terminated by BIP by notice in writing to Prime if:

(a)                               a majority of the Prime Directors (excluding the Brookfield Prime Directors) change or withdraw their recommendation to Prime Securityholders that:

(i)                                   the Schemes be approved in the absence of a Superior Proposal; or

(ii)                                the Offer be accepted in the absence of a Superior Proposal.

For the avoidance of doubt, the resignation of a Prime Director will not constitute a change of recommendation;

(b)                               the Independent Expert opines that, or changes its previously given opinion to an opinion that:

(i)                                   the Schemes are not in the best interests of Prime Securityholders; or

(ii)                                the Takeover Bid is not fair and reasonable;

(c)                               Prime breaches a representation or warranty contained in clause 11.4 and the breach results in or discloses a Prime Material Adverse Change; or

(d)                               the Schemes have not become Effective or been implemented (as the case may be) on or before the End Date or have ceased to be capable of becoming Effective or being implemented on or before the End Date.

12.3                    Termination by Prime of the deed

This deed may be terminated by Prime by notice in writing to BIP if:

(a)                               BIP breaches a representation or warranty contained in clause 11.1 and the breach results in or discloses a Brookfield Material Adverse Change;

(b)                               a majority of the Prime Directors (excluding the Brookfield Prime Directors) change or withdraw their recommendation to Prime Securityholders that:

(i)                                   the Schemes be approved in the absence of a Superior Proposal; and

(ii)                                the Offer be accepted in the absence of a Superior Proposal,

but only if the change or withdrawal of the recommendation has been undertaken in accordance with clause 4.11(b) and clauses 5 and 6 of Schedule 5. For the avoidance of doubt, the resignation of a Prime Director will not constitute a change of recommendation; or

(c)                               the BIP Replacement Facility has not been executed by the day on which Offers are despatched to Prime Securityholders.

12.4                    Termination by Prime of a specific Transaction

By notice in writing to BIP, Prime may:

(a)                               (Termination of the Schemes) terminate the provisions of clause 4, clause 5 insofar as that clause relates to the Scheme Booklet and the BIP Prospectus and clause 6 if:

(i)                                   a majority of the Prime Directors (excluding the Brookfield Prime Directors) change or withdraw their recommendation to Prime Securityholders that the Schemes be approved in the absence of a Superior Proposal but only if the change or withdrawal of the recommendation has been undertaken in accordance with clause 4.11(b) and clauses 5 and 6 of Schedule 5, as applicable. For the avoidance of doubt, the resignation of a Prime Director will not constitute a change of recommendation; or

(ii)                                the Independent Expert opines that, or changes its previously given opinion to an opinion that, the Schemes are not in the best interests of Prime Securityholders; or

(b)                               (Termination of obligations under Takeover Bid) terminate the provisions of clause 3, clause 5 insofar as that clause relates to the Target’s Statement and the BIP Prospectus and clause 6 if:

(i)                                   a majority of the Prime Directors (excluding the Brookfield Prime Directors) change or withdraw their recommendation to Prime Securityholders that the Offer be accepted in the absence of a Superior Proposal but only if the change or withdrawal of the recommendation has been undertaken in accordance with clause 4.11(b) and clauses 5 and 6 of Schedule 5, as applicable. For the avoidance of doubt, the resignation of a Prime Director will not constitute a change of recommendation; or

(ii)                                the Independent Expert opines that, or changes its previously given opinion to an opinion that, the Takeover Bid is not fair and reasonable.

The parties acknowledge that this clause 12.4 is not intended to limit the operation of clause 4.1, nor:

(c)                               in the event that Prime has exercised its rights under clause 12.4(a), to release Prime from any of its obligations under this deed in relation to the Takeover Bid; or

(d)                               in the event that Prime has exercised its rights under clause 12.4(b), to release Prime from any of its obligations under this deed in relation to the Schemes.

12.5                     Manner of termination

Where a party has a right to terminate this deed, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other party stating that it terminates this deed.

12.6                    Effect of Termination

If this deed is terminated by any party in accordance with this clause 12 or clause 4.1(h):

(a)                               each party will be released from its obligations under this deed except its obligations under clauses 10.2, 11.7, 11.8 12.6 and 13 to 23 (inclusive);

(b)                               each party will retain the rights it has or may have against the other party in respect of any past breach of this deed; and

(c)                               in all other respects, all future obligations of the parties under this deed will immediately terminate and be of no further force or effect, including, without limitation, any further obligations in respect of the Takeover Bid and the Schemes, but this will not affect the ability of BIP to continue with the Takeover Bid.

12.7                    Damages

In addition to the right of termination under this clause 12 , a non-defaulting party is entitled to damages for Losses suffered by it and expenses incurred by it as a result of any breach of the terms of this deed.

13                            Notices

13.1                    Form

Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this deed must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

13.2                    Delivery

They must be:

(a)                               left at the address set out or referred to in the Details;

(b)                               sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c)                               sent by fax to the fax number set out or referred to in the Details;

(d)                               sent by email to the address set out in the Details; or

(e)                               given in any other way permitted by law.

However, if the intended recipient has notified a changed postal address or changed fax number or email address, then the communication must be to that address or number.

All notices, certificates, consents, approvals, waivers and other communications in connection with this deed which are given to:

(f)                                 BIP must be copied to:

Barry McWilliams and David Eliakim

Mallesons Stephen Jaques

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

Fax: +61 2 9296 3999

Email:            barry.mcwilliams@mallesons.com

david.eliakim@mallesons.com

(g)                               Prime must be copied to:

Philippa Stone and Tim McEwen

Freehills

Level 38

MLC Centre

19 Martin Place

Sydney NSW 2000

Australia

Fax: +61 2 9322 4000 and +61 3 9288 1567

Email:            philippa.stone@freehills.com

 tim.mcewen@freehills.com

13.3                     When effective

They take effect from the time they are received unless a later time is specified.

13.4                     Receipt - post

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

13.5                     Receipt - fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

13.6                     Receipt - email

If sent by email, they are taken to be received at the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated response that the email has not been delivered.

13.7                     Receipt - general

Despite clauses 13.4, 13.5, and 13.6 if they are received after 5.00pm in the place of receipt or on a non-Business Day, they are to be taken to be received at 9.00am on the next Business Day.

14                            PIRE limitation of liability

(a)                               PIRE enters into this deed only in its capacity as responsible entity of PIT and PIT2.

(b)                              Subject to clause 14(c):

(i)                                  a liability arising under or in connection with this deed is limited to and can be enforced against PIRE only to the extent to which it can be satisfied out of property of Trust Property out of which PIRE is actually indemnified for the liability. This limitation of PIRE’s liability applies despite any other provision of this deed and extends to all liabilities and obligations of PIRE in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed; and

(ii)                              the other parties to this deed may not sue PIRE in any capacity other than as responsible entity or trustee of PIT or PIT2, including seeking the appointment of a receiver (except in relation to property of PIT or PIT2), a liquidator, an administrator or any similar person to PIRE or prove in any liquidation, administration or arrangement of or affecting PIRE (except in relation to Trust Property).

(c)                               Despite any other provision of this deed or any other agreement (including a deed or deed poll), clause 14(b) does not apply to any obligation or liability of PIRE to the extent that it is not satisfied because under the Trust Constitutions, or by operation of law, there is a reduction in the extent of PIRE’s indemnification out of the assets of PIT or PIT2, as a result of PIRE’s fraud, negligence or breach of trust or if there is a reduction in the extent of PIRE’s indemnification as a result of:

(i)                                  PIRE’s failure to exercise any right of indemnity it has under the Trust Constitutions, or by law, in respect of that obligation or liability; or

(ii)                              PIRE’s release or waiver of any rights of indemnity it has under the Trust Constitutions in respect of that obligation or liability.

(d)                              PIRE is not obliged to enter into any commitment or obligation under this deed unless its liability is limited in the same manner as in this clause 14.

15                            Goods and services tax (GST)

15.1                    Consideration does not include GST

The consideration specified in this deed does not include any amount for GST.

15.2                    Recovery of GST

If a supply under this deed is subject to GST, the recipient must pay to the supplier an additional amount equal to the Amount of the Consideration multiplied by the applicable GST rate.

15.3                    Time of payment

The additional amount is payable at the same time as the consideration for the supply is payable or is to be provided. However, the additional amount need not be paid until the supplier gives the recipient a Tax Invoice.

15.4                    Adjustment of additional amount

If the additional amount differs from the amount of GST payable by the supplier, the parties must adjust the additional amount.

15.5                    Reimbursement

If a party is entitled to be reimbursed or indemnified under this deed, the amount to be reimbursed or indemnified does not include any amount for GST for which the party is entitled to an Input Tax Credit.

15.6                    Survival

This clause will survive termination of this deed.

16                            Stamp duty

(a)                               BIP must pay all Duty:

(i)                                  on this deed;

(ii)                              in connection with the Transactions or any of them and any document or transaction which evidences or gives effect to the Transactions; and

(iii)                          on any acquisition or disposal by BIP or any Affiliate of BIP of Prime Stapled Securities or any interest in Prime Stapled Securities, including any transaction, agreement or document pursuant to which that acquisition or disposal occurs.

(b)                              BIP covenants in favour of Prime (in its own right and separately on behalf of each Prime Securityholder) to indemnify Prime and each Prime Securityholder against liability arising from failure to comply with clause 16(a).

(c)                               BIP will reimburse to Prime (or the relevant Prime Group entity) any amount Prime (or a Prime Group entity) pays to a Government Agency to satisfy a liability to Duty contemplated by clause 16(a), whether or not it is the party liable for that Duty.

17                            Assignment

(a)                               Subject to clause 17(b), a party may not assign or otherwise deal with its rights under this deed (other than pursuant to any security granted before the date of this deed) or allow any interest in them to arise or be varied in each case, without the consent of the other parties.

(b)                              BIP may assign all its rights under this deed to any Brookfield Entity (being a Brookfield Entity that is wholly owned, directly or indirectly, by

BIP or BILP), provided, however, that no such transfer or assignment shall relieve BIP from liability, unless the transferee or assignee enters into arrangements to assume the obligations of BIP and Prime consents to the transfer or assignment (which consent may be given or withheld conditioned in Prime’s absolute discretion), in which case BIP shall be released from liability for the portion assumed by the transferee or assignee. The indemnities given by BIP in clause 11.2 will apply to each applicable transferee or assignee of rights under this deed and will also continue to apply to BIP in respect of any liabilities or obligations that BIP continues to have under this deed.

18                             No partnership

Nothing contained or implied in this deed constitutes a party the partner, agent, or legal representative of another party for any purpose or creates any partnership, agency or trust, and no party has any authority to bind another party in any way.

19                             Severability

If the whole or any part of a provision of this deed is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this deed or is contrary to public policy.

20                             Entire agreement

This deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

21                             Counterparts

This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

22                             General

22.1                     Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

22.2                     Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

22.3                    No liability for loss

A party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this deed.

22.4                    Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

22.5                    Conflict of interest

The parties’ rights and remedies under this deed may be exercised even if this involves a conflict of duty or a party has a personal interest in their exercise.

22.6                    Remedies cumulative

The rights and remedies provided in this deed are in addition to other rights and remedies given by law independently of this deed.

22.7                    Rights and obligations are unaffected

Rights given to the parties under this deed and the parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

22.8                    Variation and waiver

A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

22.9                    No merger

The warranties, undertakings and indemnities in this deed do not merge on completion of any transaction contemplated by this deed.

22.10            Indemnities

The indemnities in this deed are continuing obligations, independent from the other obligations of the parties under this deed and continue after this deed ends but terminate upon the expiration of the period of two years from the date of this deed except in respect of any claim notified under the indemnity prior to the expiration of that period. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this deed.

22.11            Further steps

Each party agrees, at its own expense, to do anything the other party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

(a)                               to bind the party and any other person intended to be bound under this deed; and

(b)                              to show whether the party is complying with this deed.

22.12            Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this deed or any part of it.

22.13            Costs

The parties agree to pay their own legal and other costs and expenses in connection with the preparation, execution and completion of this deed and other related documentation.

22.14            Inconsistent law

To the extent permitted by law this deed prevails to the extent it is inconsistent with any law.

22.15            Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this deed with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law. Any change in legislation will not be disregarded in determining whether or not there has been a Brookfield Material Adverse Change or Prime Material adverse Change, or for the purposes of any change of law condition or the obligation of any party to comply with applicable laws.

23                            Governing law

This deed is governed by the law in force in the place specified in the Details. Each party submits to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as a deed.

Signing page

DATED:	23 August 2010

EXECUTED by PRIME		)
INFRASTRUCTURE HOLDINGS		)
LIMITED in accordance with section		)
127(1) of the Corporations Act 2001)
(Cwlth) by authority of its directors:		)
)
)
/s/ David Hamill		)	/s/ Michael John Ryan
Signature of director		)	Signature of director/company
		)	secretary*
		)	*delete whichever is not applicable
)
David Hamill			Michael John Ryan
Name of director (block letters)			Name of director/company secretary*
(block letters)
*delete whichever is not applicable

EXECUTED by PRIME		)
INFRASTRUCTURE RE LIMITED		)
as responsible entity of Prime		)
Infrastructure Trust and the Prime		)
Infrastructure Trust 2 in accordance		)
with section 127(1) of the Corporations		)
Act 2001 (Cwlth) by authority of its		)
directors:		)	/s/ Michael John Ryan
		)	Signature of director/company
		)	secretary*
/s/ David Hamill		)	*delete whichever is not applicable
Signature of director		)
Michael John Ryan
Name of director/company secretary*
(block letters)
*delete whichever is not applicable
Name of director (block letters)

EXECUTED for and on behalf of	)
BROOKFIELD	)
INFRASTRUCTURE PARTNERS	)	/s/ Alexander Ato Jude Erskine
L.P., by its general partner	)	Representative’s signature
BROOKFIELD	)
INFRASTRUCTURE PARTNERS	)	Director
LIMITED, by its duly authorised	)
representatives in the presence of:	)	Representative’s office
)
	)	Alexander Ato Jude Erskine
/s/ Cynthia E. Hollis	)
Witness’ signature	)	Representative’s full name
)
	)	/s/ Jane Sheere
Paralegal	)	Representative’s signature
Witness’ office	)
	)	Secretary
)
Cynthia E. Hollis	)	Representative’s office
Witness’ full name
Jane Sheere

Representative’s full name